As filed with the Securities and Exchange Commission on September 9, 2013

No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SunEdison, Inc.

(Exact name of registrant as specified in its charter)

Delaware	56-1505767
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

501 Pearl Drive (City of O’Fallon)

St. Peters, Missouri 63376

(636) 474-5000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

See inside facing page for table of Additional Co-Registrant Guarantors

Martin H. Truong, Esq.

Vice President, Secretary and General Counsel

SunEdison, Inc.

501 Pearl Drive (City of O’Fallon)

St. Peters, Missouri 63376

(636) 474-5000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications, including communications sent to agent for service, should be sent to:

Dennis M. Myers, P.C.

Kirkland & Ellis LLP

300 North LaSalle

Chicago, Illinois 60654

(312) 862-2000

Approximate date of commencement of proposed sale to the public: From time to time after the effectiveness of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(1)(2)	Proposed maximum offering price per unit(1)(2)	Proposed maximum aggregate offering price(1)(2)	Amount of registration fee(3)
Debt Securities(4)	—	—	—	$0
Guarantee of Debt Securities(5)	—	—	—	$0
Common Stock, par value $.01 per share(6)	—	—	—	$0
Preferred Stock, par value $.01 per share(7)	—	—	—	$0
Depositary Shares(8)	—	—	—	$0
Warrants(9)	—	—	—	$0
Purchase Contracts(10)	—	—	—	$0
Units(11)	—	—	—	$0
Subscription Rights(12)	—	—	—	$0
Total	—	—	—	$0

(1)	Not specified pursuant to General Instruction II.E of Form S-3. There is being registered hereby such indeterminate number or amount, as the case may be, of the securities of each identified class as may from time to time be issued at indeterminate prices. Securities registered hereby may be offered for U.S. dollars or the equivalent thereof in foreign currencies. Securities registered hereby may be sold separately, together or in units with other securities registered hereby.
(2)	The securities being registered hereby may be convertible into or exchangeable or exercisable for other securities of any identified class. In addition to the securities that may be issued directly under this registration statement, there is being registered hereunder such indeterminate aggregate number or amount, as the case may be, of the securities of each identified class as may from time to time be issued upon the conversion, exchange, settlement or exercise of other securities offered hereby. Separate consideration may or may not be received for securities that are issued upon the conversion or exercise of, or in exchange for, other securities offered hereby.
(3)	Pursuant to Rules 456(b) and 457(r), the Registrant is deferring the payment of the Registration Fee.
(4)	Includes an indeterminate principal amount of debt securities as may be sold from time to time by SunEdison, Inc., including sales upon the exercise of warrants or delivery upon settlement of purchase contracts or units. Also includes such indeterminate principal amount of debt securities as may be issued upon conversion of or exchange for any securities being registered hereunder that provide for conversion or exchange into debt securities. The debt securities may be issued without guarantees, or may be guaranteed by some or all of the subsidiaries of SunEdison, Inc. listed herein (the “Guarantors”).
(5)	Includes guarantees by some or all of the Guarantors of some or all of the debt securities that may be sold by SunEdison, Inc. from time to time. No separate registration fee is payable with respect to such guarantees pursuant to Rule 457(n) under the Securities Act.
(6)	Includes an indeterminate number of shares of common stock as may be sold from time to time by SunEdison, Inc. at indeterminate prices, including sales upon the exercise of warrants or delivery upon settlement of purchase contracts or units. Also includes such indeterminate number of shares of common stock of SunEdison, Inc. as may be issued upon conversion of or exchange for any securities being registered hereunder that provide for conversion or exchange into common stock.
(7)	Includes an indeterminate number of shares of preferred stock as may be sold from time to time by SunEdison, Inc. at indeterminate prices, including sales upon the exercise of warrants or delivery upon settlement of purchase contracts or units. Also includes such indeterminate number of shares of preferred stock of SunEdison, Inc. as may be issued upon conversion of or exchange for any securities being registered hereunder that provide for conversion or exchange into preferred stock.
(8)	Includes an indeterminate number of depositary shares evidenced by depositary receipts as may be issued in the event that SunEdison, Inc. elects to offer fractional interests in its debt securities or shares of common stock, preferred stock registered hereby. Includes an indeterminate number of depositary shares as may be issued upon the exercise of warrants or delivery upon settlement of purchase contracts or units. No separate consideration will be received for the depositary shares.
(9)	Includes an indeterminate amount and number of warrants as may be sold from time to time, representing rights to purchase debt securities, common stock or preferred stock issued by SunEdison, Inc. Warrants may be sold separately or with debt securities, common stock or preferred stock or other securities registered hereunder.
(10)	Includes an indeterminate amount and number of purchase contracts as may be sold by SunEdison, Inc. from time to time, representing rights to purchase their debt securities or other securities registered hereunder. Also includes an indeterminate amount and number of purchase contracts as may be sold by SunEdison, Inc. from time to time, representing rights to purchase its common stock or preferred stock or other securities registered hereunder.
(11)	Includes an indeterminate amount and number of units as may be sold from time to time by SunEdison, Inc., representing ownership of securities registered hereunder.
(12)	The subscription rights to purchase shares of common stock, preferred stock, depository shares or debt securities will be offered without consideration.

TABLE OF ADDITIONAL REGISTRANTS

Exact Name of Co-Registrant as Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification No.
EnFlex Corporation	Delaware	68-0305515
SunEdison Holdings Corporation	Delaware	73-1628669
SunEdison International, Inc.	Delaware	43-1804551
MEMC Pasadena, Inc.	Delaware	43-1715238
NVT, LLC	Delaware	20-3835370
Solaicx	California	01-0691969
Sun Edison LLC	Delaware	20-0291450
SunEdison Canada, LLC	Delaware	26-0476287
SunEdison International, LLC	Delaware	26-0501567
Fotowatio Renewable Ventures, Inc.	Delaware	46-0521788

The address, including zip code and telephone number, including area code, of each additional registrant’s principal executive offices is as shown on the cover page of this Registration Statement on Form S-3. The name, address, including zip code, of the agent for service for each of the additional registrants is Martin H. Truong, Vice President, Secretary and General Counsel, SunEdison, Inc., 501 Pearl Drive (City of O’Fallon), St. Peters, Missouri 63376, (636) 474-5000.

PROSPECTUS

SunEdison, Inc.

Debt Securities

Common Stock

Preferred Stock

Depositary Shares

Warrants

Purchase Contracts

Units

Subscription Rights

We may offer and sell, from time to time, in one or more offerings, any combination of the following types of securities:

•	debt securities, in one or more series, which may be senior debt securities or subordinated debt securities and secured debt securities or unsecured debt securities, in each case consisting of notes or other evidences of indebtedness;

•	warrants to purchase debt securities;

•	shares of our common stock;

•	warrants to purchase common stock;

•	shares of our preferred stock;

•	warrants to purchase preferred stock;

•	depositary shares;

•	purchase contracts;

•	units;

•	subscription rights; or

•	any combination of these securities.

Some or all of our subsidiaries may guarantee some or all of our debt securities. The securities may be offered separately or together in any combination and as separate series.

This prospectus describes some of the general terms that may apply to these securities and the general manner in which they may be offered. The specific terms of any securities to be offered, and the specific manner in which they may be offered, will be described in one or more supplements to this prospectus. This prospectus may not be used to sell securities unless accompanied by a prospectus supplement. Before investing, you should carefully read this prospectus and any related prospectus supplement including any documents incorporated or deemed incorporated by reference into this prospectus or any prospectus supplement. The prospectus supplements may also add, update or change information contained in this prospectus.

Shares of our common stock are traded on the New York Stock Exchange, which we refer to as NYSE, under the symbol “SUNE.” If we decide to list or seek a listing for any other securities, the related prospectus supplement will disclose the exchange or market on which the securities will be listed or where we have made an application for listing, as applicable.

Investing in our securities involves risks. You should refer to the risk factors included in our periodic reports and other information that we file with the Securities and Exchange Commission incorporated by reference in this prospectus and the applicable prospectus supplement and carefully consider that information before buying our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is September 9, 2013

ABOUT THIS PROSPECTUS

This prospectus is a part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process. Under this shelf registration process, we may sell any combination of the securities described in this prospectus in one or more offerings from time to time. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities under this shelf registration, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. Therefore, if there is any inconsistency between the information contained or incorporated by reference in this prospectus and the prospectus supplement, you should rely on the information in the prospectus supplement (including any information incorporated by reference therein). You should read both this prospectus and any prospectus supplement together with additional information described under the headings “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

We have not authorized any dealer, salesperson or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus and the accompanying supplement to this prospectus. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or the accompanying prospectus supplement. This prospectus and the accompanying prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and the accompanying prospectus supplement constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus and the accompanying prospectus supplement is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus and any accompanying prospectus supplement is delivered or securities are sold on a later date.

Unless the context indicates otherwise, as used in this prospectus: (i) the “Company,” “us,” “we,” “our” and “SunEdison” refer to SunEdison, Inc. and its consolidated subsidiaries and their respective predecessors;

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(ii) “SunEdison, Inc.” refers to SunEdison, Inc., exclusive of its subsidiaries; (iii) “our common stock” refers to the common stock of SunEdison, Inc. and similar references to other securities, other than guarantees, that we have issued or may issue under this registration statement refers only to SunEdison, Inc. as the issuer of such securities; (iv) “downstream solar” refers to our activities in connection with project development, distribution and installation of solar energy systems; and (v) “this prospectus” refers to this prospectus and any applicable prospectus supplement.

WHERE YOU CAN FIND MORE INFORMATION

We are currently subject to the information requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and in accordance therewith file periodic reports, proxy statements and other information with the Securities and Exchange Commission (the “SEC”). You may read and copy (at prescribed rates) any such reports, proxy statements and other information at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. Our SEC filings will also be available to you on the SEC’s website at http://www.sec.gov.

We have filed with the SEC a registration statement on Form S-3 with respect to the securities offered hereby. This prospectus does not contain all the information set forth in the registration statement, parts of which are omitted in accordance with the rules and regulations of the SEC. For further information with respect to us and the securities offered hereby, reference is made to the registration statement, including the exhibits thereto, and any prospectus supplement.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information about us by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus. This prospectus incorporates by reference the documents and reports listed below (other than portions of these documents that are either (1) described in paragraph (e) of Item 201 of Registration S-K or paragraphs (d)(1)-(3) and (e)(5) of Item 407 of Regulation S-K promulgated by the SEC or (2) furnished under Item 2.02 or Item 7.01 of a Current Report on Form 8-K (including any exhibits included with such items)):

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2012 filed with the SEC on March 1, 2013, including the information specifically incorporated by reference into our Annual Report on Form 10-K from our Definitive Proxy Statement on Schedule 14A filed with the SEC on April 12, 2013 and from our Annual Report to Stockholders filed with the SEC on April 15, 2013;

•	our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2013 and June 30, 2013 filed with the SEC on May 9, 2013 and August 7, 2013, respectively, including the amendment to our Quarterly Report on Form 10-Q/A for the fiscal quarter ended March 31, 2013 filed with the SEC on August 20, 2013;

•	our Current Reports on Form 8-K filed with the SEC on March 4, 2013, March 11, 2013, May 8, 2013, May 24, 2013, June 5, 2013, June 5, 2013, July 24, 2013, August 22, 2013 and September 9, 2013; and

•	the description of the Company’s common stock, $.01 par value per share, included in our Current Report on Form 8-K filed with the SEC on September 9, 2013.

We also incorporate by reference the information contained in all other documents we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than portions of these documents that are either (1) described in paragraph (e) of Item 201 of Registration S-K or paragraphs (d)(1)-(3) and (e)(5) of Item 407 of Regulation S-K promulgated by the SEC or (2) furnished under Item 2.02 or Item 7.01 of a Current

Report on Form 8-K (including any exhibits included with such items), unless otherwise indicated therein) after the date of this prospectus and prior to the termination of the offerings under this prospectus. The information contained in any such document will be considered part of this prospectus from the date the document is filed with the SEC.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus. Our Commission File Number is 001-13828.

Our filings with the SEC, including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports, are available free of charge on our website at http://www.sunedison.com as soon as reasonably practicable after they are filed with, or furnished to, the SEC. Our website and the information contained on that site, or connected to that site, are not incorporated into and are not a part of this prospectus. You may also obtain a copy of these filings at no cost by writing or telephoning us at the office of our Corporate Secretary, c/o SunEdison, Inc., 501 Pearl Drive (City of O’Fallon), St. Peters, Missouri 63376, (636) 474-5000.

Except for the documents incorporated by reference as noted above, we do not intend to incorporate into this prospectus any of the information included on our website.

FORWARD-LOOKING STATEMENTS

This prospectus, any accompanying prospectus supplement and the documents incorporated by reference herein and therein may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act. Such forward-looking statements are not based on historical facts but instead reflect our expectations, estimates or projections concerning future results or events, including, without limitation, statements regarding:

•	demand and/or pricing of our products or the pricing environment in the future;

•	our expectation that we will generate sufficient taxable income to realize the benefits of our net deferred tax assets;

•	the appropriateness of our tax positions and the timing of our tax audits;

•	the timing of our various manufacturing ramps or the cessation or continuation of production at certain facilities;

•	the anticipated growth of our business in 2013 and beyond;

•	the effects of economic factors on our market capitalization;

•	our expectation that we will have the financial resources and liquidity needed to meet our business requirements throughout 2013 and beyond;

•	future amendments or termination of our agreements with our long-term solar wafer customers and payments associated with such contracts;

•	our estimates of penalties associated with termination of or purchase shortfalls under certain of our long-term supply contracts with our vendors;

•	the nature and extent of tax rebate programs or feed-in-tariffs in the future;

•	our expectations regarding indemnification payments related to tax credits;

•	the ultimate impact our legal proceedings may have on us;

•	the charges we expect to incur, the timing of completion, the savings we expect to realize, the number of employees who will be affected and our execution of our announced restructurings;

•	our expectations regarding our annual pre-tax operating benefits upon the completion of our restructuring activities;

•	our expectations regarding recognition of annual amortization expenses;

•	our expectations regarding our investments in research and development;

•	our expectations regarding our future cash flow generation;

•	our expectations regarding solar wafer sales to external parties and sales of our solar energy systems;

•	the amount of our contributions to our pension plans in 2013 and beyond and our estimates regarding actuarial loss (gain) and future benefits payable under our pension plans;

•	the anticipated effect of certain accounting pronouncements on our results of operations and financial condition;

•	the classification of our solar energy systems as direct sales, sale-leasebacks or held systems and the current and subsequent accounting treatment of such transactions;

•	our expectations regarding the timing and amount of our investments in our joint ventures;

•	the timing of completion of the construction, installation and testing of the equipment and the milestone payments related to the joint venture with Samsung Fine Chemicals Co. Ltd. for the construction and operation of a new facility to produce high purity polysilicon in Ulsan, South Korea;

•	the requirements of and our compliance with the terms governing our indebtedness, including the indenture (the “2019 Notes Indenture”) governing the 7.75% Senior Notes due 2019 (the “2019 Notes”) and the impact of related cross default provisions;

•	the sources of funding and our ability to access funding for our business;

•	our expectation regarding our purchase of renewable energy credits;

•	our ability to compete effectively in the markets we serve; and

•	our statements regarding our future working capital and other capital requirements.

These statements generally can be identified by the use of forward-looking words or phrases such as “believe,” “expect,” “anticipate,” “may,” “could,” “intend,” “belief,” “estimate,” “plan,” “likely,” “will,” “should” or other similar words or phrases. These statements are not guarantees of performance and are inherently subject to known and unknown risks, uncertainties and assumptions that are difficult to predict and could cause our actual results, performance or achievements to differ materially from those expressed in or indicated by those statements. We cannot assure you that any of our expectations, estimates or projections will be achieved. Forward-looking statements speak only as of the date they were made. We undertake no obligation to update or revise forward-looking statements to reflect events or circumstances that arise after the date made or to reflect the occurrence of unanticipated events, other than as required by law. Although we believe that these forward-looking statements are based on reasonable assumptions, there are many factors that could affect our actual financial results or results of operations and could cause actual results to differ materially from those in the forward-looking statements. Factors that could cause or contribute to differences in our future financial results include those discussed in Part I, Item 1A, Risk Factors, included within our Annual Report on Form 10-K for the year ended December 31, 2012, which was filed with the SEC on March 1, 2013, as well as those discussed elsewhere in this prospectus, any accompanying prospectus supplement or in any document incorporated by reference herein or therein.

There may be other factors that may cause our actual results to differ materially from the forward-looking statements. Our actual results, performance or achievements could differ materially from those expressed in, or implied by, the forward-looking statements. We can give no assurances that any of the events anticipated by the forward-looking statements will occur or, if any of them does, what impact they will have on our results of operations and financial condition. You should carefully read the factors described in the “Risk Factors” section of this prospectus and the documents incorporated by reference into this prospectus for a description of certain risks that could, among other things, cause our actual results to differ from these forward-looking statements.

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OUR COMPANY

Overview

We are a major developer and seller of photovoltaic energy solutions and a global leader in the development, manufacture and sale of silicon wafers to the semiconductor industry. We are one of the world’s leading developers of solar energy projects and, we believe, one of the most geographically diverse. We believe that our technology leadership in silicon and downstream solar are enabling us to expand our downstream customer base and lower costs throughout the silicon wafer supply chain.

We are organized by end market, and have two reportable industry segments: Solar Energy and Semiconductor Materials. Our Solar Energy business provides solar energy services that integrate the design, installation, financing, monitoring, operations and maintenance portions of the downstream solar market for our customers. The results of the business include the operating of, leasing of and sale of solar energy systems and services to customers who purchase renewable energy by delivering solar power to them under long term power purchase arrangements and feed in tariff arrangements. Our Solar Energy business also manufactures polysilicon, silicon wafers and solar modules to support our downstream solar business, as well as for sale to external customers. Our Semiconductor Materials business includes the development, production and marketing of semiconductor wafers with a wide variety of features satisfying numerous product specifications to meet our customers’ exacting requirements, which wafers are utilized in the manufacture of semiconductor devices.

Solar Energy Business

In support of our downstream solar business, our Solar Energy business manufactures polysilicon, silicon wafers and solar modules. While there continued to be external solar wafer sales during 2012, these sales were significantly diminished from prior year sales levels and, going forward, solar wafer sales to external parties are expected to continue to decline to or remain at lower levels given our strategic shift to primarily supplying wafers for internal consumption by our solar energy services business. Additionally, our Solar Energy business will sell solar modules to third parties in the event the opportunity aligns with our internal needs.

We provide our downstream customers with a simplified and economical way to purchase renewable energy by delivering solar power under long-term power purchase arrangements with customers or feed-in tariff arrangements with government entities and utilities. Our solar energy services business is heavily dependent upon government subsidies, including U.S. federal incentive tax credits, state-sponsored energy credits and foreign feed-in tariffs. In certain jurisdictions, the sale of a solar energy system would not be profitable today without these incentives. Our customers pay us only for the electricity output generated by the solar energy systems we install on their rooftops, or other property, thereby avoiding the significant capital outlays otherwise usually associated with power plant projects, including typical solar power plants. Once installed, our solar energy systems provide energy savings to customers and enable them to hedge a portion of their energy costs against volatile electricity prices by generating electricity during daylight hours when electricity prices are typically highest. Our objective is to develop solar power generation assets that serve as a cost-effective clean energy alternative to central-generated power in select markets throughout North America, Europe, the Middle East, South Korea, Thailand, Malaysia, India, China, South Africa and, in the future, other countries in Asia and in South America.

Semiconductor Materials Business

Wafers are used as the base substrate for nearly all semiconductor devices, which in turn provide the foundation for the entire electronics industry. We have developed a broad product portfolio of wafers, an extensive global manufacturing footprint, process technology expertise and supply chain flexibility, while increasing our capital efficiency and maintaining a lean operating culture.

Throughout our over 50 years of operations, we have pioneered a number of semiconductor industry firsts, including the development of the dislocation-free Czochralski silicon crystal growth process and the chemical-mechanical planarization process, as well as the initial production and commercialization of 100mm and 200mm semiconductor wafers. More recently, we have been a leader in the development of advanced substrates such as epitaxial, or EPI, wafers and wafers for the silicon-on-insulator, or SOI, market, which enable advanced computing and communications applications.

We primarily sell our products to all of the major semiconductor manufacturers in the world, including integrated device manufacturers and pure-play semiconductor foundries, and to a lesser extent, leading companies that specialize in wafer customization. During 2012, our largest customers were Samsung, Taiwan Semiconductor Manufacturing Company and STMicroelectronics. We operate facilities in major semiconductor manufacturing regions throughout the world, including Taiwan, Malaysia, South Korea, Italy, Japan and the United States. We have chosen to locate our manufacturing facilities in regions that offer both low operating costs and close proximity to our customers to facilitate collaboration on product development activities and shorten product delivery times.

In recent years, the growth in semiconductor wafer demand has been largely attributable to the proliferation of mobile devices such as smart phones and tablets. These devices require semiconductors that are energy efficient, low cost, high performance and highly integrated into a small footprint. Semiconductors offering those characteristics increasingly require EPI and SOI wafers. We believe that the combination of our process technology expertise in EPI and SOI wafer manufacturing with our capital efficiency provides us with significant opportunities as the markets for EPI and SOI wafers continue to grow.

Corporate Information

We were formed in 1984 as a Delaware corporation and completed our initial public stock offering in 1995. Our corporate structure includes, in addition to our wholly owned subsidiaries, an 80%-owned consolidated joint venture in South Korea, MEMC Korea Company. We also have nine consolidated joint ventures related to the construction and operation of solar energy systems. On May 30, 2013, we changed our name to SunEdison, Inc. from MEMC Electronic Materials, Inc.

Our principal executive offices are located at 501 Pearl Drive (City of O’Fallon), St. Peters, Missouri 63376, and our telephone number is (636) 474-5000. Our website address is www.sunedison.com. Our website and the information contained on that site, or connected to that site, are expressly not incorporated into and are not a part of this prospectus.

RISK FACTORS

Our business is subject to uncertainties and risks. You should carefully consider and evaluate all of the information included and incorporated by reference in this prospectus, including the risk factors incorporated by reference from our most recent annual report on Form 10-K, as updated by our quarterly reports on Form 10-Q and other filings we make with the SEC. Our business, financial condition, liquidity or results of operations could be materially adversely affected by any of these risks.

USE OF PROCEEDS

Unless otherwise indicated in the applicable prospectus supplement, we will use the net proceeds from the sale of our securities offered by this prospectus for the repayment of indebtedness and/or for general corporate and working capital purposes.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our ratio of earnings to fixed charges for the periods indicated. This information should be read in conjunction with the consolidated financial statements and the accompanying notes incorporated by reference in this prospectus.

	Six Months Ended June 30, 2013		Year Ended December 31,
			2012		2011		2010		2009		2008
Ratio of earnings to fixed charges	(A	)	(B	)	(C	)	(D	)	(E	)	130.8x

(A)	The ratio of earnings to fixed charges was less than one-to-one for the six months ended June 30, 2013. Earnings were insufficient to cover fixed charges by $168.6 million.
(B)	The ratio of earnings to fixed charges was less than one-to-one for the year ended December 31, 2012. Earnings were insufficient to cover fixed charges by $100.6 million.
(C)	The ratio of earnings to fixed charges was less than one-to-one for the year ended December 31, 2011. Earnings were insufficient to cover fixed charges by $1,401.5 million.
(D)	The ratio of earnings to fixed charges was less than one-to-one for the year ended December 31, 2010. Earnings were insufficient to cover fixed charges by $17.3 million.
(E)	The ratio of earnings to fixed charges was less than one-to-one for the year ended December 31, 2009. Earnings were insufficient to cover fixed charges by $100.5 million.

For purposes of computing the ratio of earnings to fixed charges, earnings consist of income (loss) from continuing operations before income taxes, equity in earnings or loss of joint venture, and noncontrolling interests, plus fixed charges and amortization of capitalized interest. From that total, capitalized interest and noncontrolling interest in pre-tax income of subsidiaries that have not incurred fixed charges is subtracted. Fixed charges consist of interest expense (which includes amortization of debt issuance costs) and capitalized interest, plus the portion of rent expense under operating leases deemed to be representative of the interest factor. SunEdison, Inc.’s management calculates the interest component of rental expense as one-third of total rent expense.

Our ratios of earnings to combined fixed charges and preferred stock dividends for the periods indicated above are the same as our ratios of earnings to fixed charges set forth above because we had no shares of preferred stock outstanding during the periods indicated and currently have no shares of preferred stock outstanding.

DESCRIPTION OF DEBT SECURITIES AND GUARANTEES

The following description of the debt securities and terms of the indentures, as defined below, is a summary. It summarizes only those aspects of the debt securities and those portions of the indentures, which we believe will be most important to your decision to invest in our debt securities. You should keep in mind, however, that it is the indentures, and not this summary, which define your rights as a debtholder. There may be other provisions in the indentures which are also important to you. You should read the indentures for a full description of the terms of the debt. We will file the forms of indentures with the SEC as exhibits to our registration statement, of which this prospectus is a part. See “Where You Can Find More Information” above for information on how to obtain copies of them.

General

We may issue senior or subordinated debt securities, which will be direct, general obligations of SunEdison, Inc. that may be secured or unsecured.

The senior debt securities will constitute part of our senior debt, will be issued under the senior debt indenture described below and will rank equally in payment with all of our other senior and unsubordinated debt, whether secured or unsecured.

The subordinated debt securities will constitute part of our subordinated debt, will be issued under the subordinated debt indenture described below and will be subordinate in right of payment to all of our “senior debt,” as defined in the indenture with respect to subordinated debt securities. The prospectus supplement for any series of subordinated debt securities or the information incorporated in this prospectus by reference will indicate the approximate amount of senior debt outstanding as of the end of our most recent fiscal quarter. Neither indenture limits our ability to incur additional senior debt, additional subordinated debt or other indebtedness.

When we refer to “debt securities” in this prospectus, we mean both the senior debt securities and the subordinated debt securities.

The debt securities may have the benefit of guarantees (each, a “guarantee”) by some or all of our domestic subsidiaries (each, a “guarantor” and collectively the “guarantors”), on a senior or subordinated basis. Unless otherwise expressly stated or the context otherwise requires, as used in this section, the term “guaranteed debt securities” means debt securities that, as described in the prospectus supplement relating thereto, are guaranteed by the guarantors pursuant to the applicable indenture.

The senior debt securities and subordinated debt securities will be governed by an indenture between us and one or more trustees selected by us. The indentures will be substantially identical, except for certain provisions including those relating to subordination, which are included only in the indenture related to subordinated debt securities. When we refer to the indenture or the trustee with respect to any debt securities, we mean the indenture under which those debt securities are issued and the trustee under that indenture.

We may issue additional notes under the 2019 Notes Indenture (the “Additional Notes”). The Additional Notes will have terms substantially identical in all material respects to the 2019 Notes. The 2019 Notes and the Additional Notes will be treated as a single class for all purposes under the 2019 Notes Indenture.

Series of Debt Securities

We may issue multiple debt securities or series of debt securities under either indenture. This section summarizes terms of the securities that apply generally to all debt securities and series of debt securities. The provisions of each indenture allow us not only to issue debt securities with terms different from those of debt securities previously issued under that indenture, but also to “reopen” a previously issued series of debt securities and issue additional debt securities of that series. We will describe most of the financial and other specific terms of a particular series, whether it be a series of the senior debt securities or subordinated debt securities, in the prospectus supplement applicable for that series. Those terms may vary from the terms described here.

Amounts of Issuances

The indentures do not limit the amount of debt securities that may be issued under them. We may issue the debt securities from time to time in one or more series. We are not required to issue all of the debt securities of one series at the same time and, unless otherwise provided in the applicable indenture or prospectus supplement, we may reopen a series and issue additional debt securities of that series without the consent of the holders of the outstanding debt securities of that series.

Principal Amount, Stated Maturity and Maturity

Unless otherwise stated, the principal amount of a debt security means the principal amount payable at its stated maturity, unless that amount is not determinable, in which case the principal amount of a debt security is its face amount.

The term “stated maturity” with respect to any debt security means the day on which the principal amount of the debt security is scheduled to become due. The principal may become due sooner, by reason of redemption or acceleration after a default or otherwise in accordance with the terms of the debt security. The day on which the principal actually becomes due, whether at the stated maturity or earlier, is called the “maturity” of the principal.

We also use the terms “stated maturity” and “maturity” to refer to the days when other payments become due. For example, we may refer to a regular interest payment date when an installment of interest is scheduled to become due as the “stated maturity” of that installment. When we refer to the “stated maturity” or the “maturity” of a debt security without specifying a particular payment, we mean the stated maturity or maturity, as the case may be, of the principal.

Specific Terms of Debt Securities

The applicable prospectus supplement will describe the specific terms of the debt securities, which will include some or all of the following:

•	the title of the series and whether it is a senior debt security or a subordinated debt security;

•	any limit on the total principal amount of the debt securities of the same series;

•	the stated maturity;

•	the currency or currencies for principal and interest, if not U.S. dollars;

•	the price at which we originally issue the debt security, expressed as a percentage of the principal amount, and the original issue date;

•	whether the debt security is a fixed rate debt security, a floating rate debt security or an indexed debt security;

•	if the debt security is a fixed rate debt security, the yearly rate at which the debt security will bear interest, if any, and the interest payment dates;

•	if the debt security is a floating rate debt security, the interest rate basis; any applicable index currency or index maturity, spread or spread multiplier or initial base rate, maximum rate or minimum rate; the interest reset, determination, calculation and payment dates; the day count convention used to calculate interest payments for any period; the business day convention; and the calculation agent;

•	if the debt security is an indexed debt security, the principal amount, if any, we will pay at maturity, interest payment dates, the amount of interest, if any, we will pay on an interest payment date or the formula we will use to calculate these amounts, if any, and the terms on which the debt security will be exchangeable for or payable in cash, securities or other property;

•	if the debt security may be converted into or exercised or exchanged for common or preferred stock or other securities of the Company, the terms on which conversion, exercise or exchange may occur, including whether conversion, exercise or exchange is mandatory, at the option of the holder or at our option, the period during which conversion, exercise or exchange may occur, the initial conversion, exercise or exchange price or rate and the circumstances or manner in which the amount of common or preferred stock or other securities issuable upon conversion, exercise or exchange may be adjusted;

•	if the debt security is also an original issue discount debt security, the yield to maturity;

•	if applicable, the circumstances under which the debt security may be redeemed at our option or repaid at the holder’s option before the stated maturity, including any redemption commencement date, repayment date(s), redemption price(s) and redemption period(s);

•	the authorized denominations, if other than $1,000 and integral multiples of $1,000;

•	the depositary for the debt security, if other than The Depository Trust Company (“DTC”), and any circumstances under which the holder may request securities in non-global form, if we choose not to issue the debt security in book-entry form only;

•	if applicable, the circumstances under which we will pay additional amounts on any debt securities held by a person who is not a United States person for tax purposes and under which we can redeem the debt securities if we have to pay additional amounts;

•	whether the debt security will be guaranteed by some or all of the guarantors and, if so, to the extent the terms thereof differ from those described in this prospectus, a description of the terms of the guarantee;

•	the assets, if any, that will be pledged as security for the payment of the debt security;

•	the names and duties of any co-trustees, depositaries, authenticating agents, paying agents, transfer agents or registrars for the debt security, as applicable; and

•	any other terms of the debt security and any guarantees of the debt security, which could be different from those described in this prospectus.

Governing Law

The indentures and the debt securities (and any guarantees thereof) will be governed by New York law, without regard to conflicts of laws principles thereof.

Form of Debt Securities

We will issue each debt security only in registered form, without coupons, unless we specify otherwise in the applicable prospectus supplement. In addition, we will issue each debt security in global—i.e., book-entry—form only, unless we specify otherwise in the applicable prospectus supplement. Debt securities in book-entry form will be represented by a global security registered in the name of a depositary, which will be the holder of all the debt securities represented by the global security. Those who own beneficial interests in a global debt security will do so through participants in the depositary’s securities clearance system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depositary and its participants. References to “holders” in this section mean those who own debt securities registered in their own names, on the books that we or the trustee maintain for this purpose, and not those who own beneficial interests in debt securities registered in street name or in debt securities issued in book-entry form through one or more depositaries.

Unless otherwise indicated in the prospectus supplement, the following is a summary of the depositary arrangements applicable to debt securities issued in global form and for which DTC acts as depositary.

Each global debt security will be deposited with, or on behalf of, DTC, as depositary, or its nominee, and registered in the name of a nominee of DTC. Except under the limited circumstances described below, global debt securities are not exchangeable for definitive certificated debt securities.

Ownership of beneficial interests in a global debt security is limited to institutions that have accounts with DTC or its nominee, or persons that may hold interests through those participants. In addition, ownership of beneficial interests by participants in a global debt security will be evidenced only by, and the transfer of that ownership interest will be effected only through, records maintained by DTC or its nominee for a global debt security. Ownership of beneficial interests in a global debt security by persons that hold those interests through participants will be evidenced only by, and the transfer of that ownership interest within that participant will be effected only through, records maintained by that participant. DTC has no knowledge of the actual beneficial owners of the debt securities. Beneficial owners will not receive written confirmation from DTC of their purchase, but beneficial owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the participants through which the beneficial owners entered the transaction. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of securities they purchase in definitive form. These laws may impair a holder’s ability to transfer beneficial interests in a global debt security.

We will make payment of principal of, and interest on, debt securities represented by a global debt security registered in the name of or held by DTC or its nominee to DTC or its nominee, as the case may be, as the registered owner and holder of the global debt security representing those debt securities. DTC has advised us that upon receipt of any payment of principal of, or interest on, a global debt security, DTC immediately will credit accounts of participants on its book-entry registration and transfer system with payments in amounts proportionate to their respective interests in the principal amount of that global debt security, as shown in the records of DTC. Payments by participants to owners of beneficial interests in a global debt security held through those participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the sole responsibility of those participants, subject to any statutory or regulatory requirements that may be in effect from time to time.

Neither we, any trustee nor any of our respective agents will be responsible for any aspect of the records of DTC, any nominee or any participant relating to, or payments made on account of, beneficial interests in a permanent global debt security or for maintaining, supervising or reviewing any of the records of DTC, any nominee or any participant relating to such beneficial interests.

A global debt security is exchangeable for definitive debt securities registered in the name of, and a transfer of a global debt security may be registered to, any person other than DTC or its nominee, only if:

•	DTC notifies us that it is unwilling or unable to continue as depositary for that global security or has ceased to be a registered clearing agency and we do not appoint another institution to act as depositary within 90 days; or

•	we notify the trustee that we wish to terminate that global security.

Any global debt security that is exchangeable pursuant to the preceding sentence will be exchangeable in whole for definitive debt securities in registered form, of like tenor and of an equal aggregate principal amount as the global debt security, in denominations specified in the applicable prospectus supplement, if other than $1,000 and multiples of $1,000. The definitive debt securities will be registered by the registrar in the name or names instructed by DTC. We expect that these instructions may be based upon directions received by DTC from its participants with respect to ownership of beneficial interests in the global debt security.

Except as provided above, owners of the beneficial interests in a global debt security will not be entitled to receive physical delivery of debt securities in definitive form and will not be considered the holders of debt securities for any purpose under the indentures. No global debt security shall be exchangeable except for another global debt security of like denomination and tenor to be registered in the name of DTC or its nominee. Accordingly, each person owning a beneficial interest in a global debt security must rely on the procedures of DTC and, if that person is not a participant, on the procedures of the participant through which that person owns its interest, to exercise any rights of a holder under the global debt security or the indentures.

We understand that, under existing industry practices, in the event that we request any action of holders, or an owner of a beneficial interest in a global debt security desires to give or take any action that a holder is entitled to give or take under the debt securities or the indentures, DTC would authorize the participants holding the relevant beneficial interests to give or take that action. Additionally, those participants would authorize beneficial owners owning through those participants to give or take that action or would otherwise act upon the instructions of beneficial owners owning through them.

DTC has advised us as follows:

•	DTC is:

•	a limited-purpose trust company organized under the New York Banking Law,

•	a “banking organization” within the meaning of the New York Banking Law,

•	a member of the Federal Reserve System,

•	a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and

•	a “clearing agency” registered under Section 17A of the Exchange Act;

•	DTC was created to hold securities of its participants and to facilitate the clearance and settlement of securities transactions among its participants in those securities through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates;

•	DTC’s participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations;

•	DTC is owned by a number of its participants and by the New York Stock Exchange, Inc., the NYSE Amex LLC and the Financial Industry Regulatory Authority, Inc.; and

•	access to DTC’s book-entry system is also available to others, such as banks, brokers, dealers and trust companies, that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

The rules applicable to DTC and its participants are on file with the SEC.

Investors may hold interests in the debt securities outside the United States through the Euroclear System (“Euroclear”) or Clearstream Banking (“Clearstream”) if they are participants in those systems, or indirectly through organizations which are participants in those systems. Euroclear and Clearstream will hold interests on behalf of their participants through customers’ securities accounts in Euroclear’s and Clearstream’s names on the books of their respective depositaries which in turn will hold such positions in customers’ securities accounts in the names of the nominees of the depositaries on the books of DTC. At the present time as of the date of this prospectus, JPMorgan Chase Bank, National Association will act as U.S. depositary for Euroclear, and Citibank, N.A. will act as U.S. depositary for Clearstream. All securities in Euroclear or Clearstream are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts.

The following is based on information furnished by Euroclear or Clearstream, as the case may be.

Euroclear has advised us that:

•	it was created in 1968 to hold securities for participants of Euroclear and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash;

•	Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries;

•	Euroclear is operated by Euroclear Bank S.A./ N.V., as operator of the Euroclear System (the “Euroclear Operator”), under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the “Cooperative”);

•	the Euroclear Operator conducts all operations, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include underwriters of debt securities offered by this prospectus;

•	indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly;

•	securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law (collectively, the “Terms and Conditions”);

•	the Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear participants, and has no record of or relationship with persons holding through Euroclear participants; and

•	distributions with respect to debt securities held beneficially through Euroclear will be credited to the cash accounts of Euroclear participants in accordance with the Terms and Conditions, to the extent received by the U.S. depositary for Euroclear.

Clearstream has advised us that:

•	it is incorporated under the laws of Luxembourg as a professional depositary and holds securities for its participating organizations and facilitates the clearance and settlement of securities transactions between Clearstream participants through electronic book-entry changes in accounts of Clearstream participants, thereby eliminating the need for physical movement of certificates;

•	Clearstream provides to Clearstream participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries;

•	as a professional depositary, Clearstream is subject to regulation by the Luxembourg Monetary Institute;

•	Clearstream participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include underwriters of debt securities offered by this prospectus;

•	indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream participant either directly or indirectly; and

•	distributions with respect to the debt securities held beneficially through Clearstream will be credited to cash accounts of Clearstream participants in accordance with its rules and procedures, to the extent received by the U.S. depositary for Clearstream.

We have provided the descriptions herein of the operations and procedures of Euroclear and Clearstream solely as a matter of convenience. These operations and procedures are solely within the control of Euroclear and Clearstream and are subject to change by them from time to time. Neither we, any underwriters nor the trustee takes any responsibility for these operations or procedures, and you are urged to contact Euroclear or Clearstream or their respective participants directly to discuss these matters.

Secondary market trading between Euroclear participants and Clearstream participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Euroclear and Clearstream and will be settled using the procedures applicable to conventional eurobonds in immediately available funds.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Euroclear or Clearstream participants, on the other, will be effected within DTC in accordance with DTC’s rules on behalf of the relevant European international clearing system by its U.S. depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its U.S. depositary to take action to effect final settlement on its behalf by delivering or receiving debt securities in DTC, and making or receiving payment in accordance with normal procedures. Euroclear participants and Clearstream participants may not deliver instructions directly to their respective U.S. depositaries.

Because of time-zone differences, credits of securities received in Euroclear or Clearstream as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits, or any transactions in the securities settled during such processing, will be reported to the relevant Euroclear participants or Clearstream participants on that business day. Cash received in Euroclear or Clearstream as a result of sales of securities by or through a Euroclear participant or a Clearstream participant to a DTC participant will be received with value on the business day of settlement in DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day following settlement in DTC.

Although DTC, Euroclear and Clearstream have agreed to the foregoing procedures in order to facilitate transfers of debt securities among participants of DTC, Euroclear and Clearstream, they are under no obligation to perform or continue to perform such procedures and they may discontinue the procedures at any time.

Redemption or Repayment

If there are any provisions regarding redemption or repayment applicable to a debt security, we will describe them in your prospectus supplement.

We or our affiliates may purchase debt securities from investors who are willing to sell from time to time, either in the open market at prevailing prices or in private transactions at negotiated prices. Debt securities that we or they purchase may, at our discretion, be held, resold or canceled.

Mergers and Similar Transactions

We are generally permitted under the indenture for the relevant series to merge or consolidate with another corporation or other entity. We are also permitted under the indenture for the relevant series to sell all or substantially all of our assets to another corporation or other entity. With regard to any series of debt securities, however, we may not take any of these actions unless all the following conditions, among other things, are met.

•	If the successor entity in the transaction is not SunEdison, Inc., the successor entity must expressly assume our obligations under the debt securities of that series and the indenture with respect to that series. The successor entity may be organized and existing under the laws of the United States, any State thereof or the District of Columbia.

•	Immediately after the transaction, no default under the debt securities of that series has occurred and is continuing. For this purpose, “default under the debt securities of that series” means an event of default with respect to that series or any event that would be an event of default with respect to that series if the requirements for giving us default notice and for our default having to continue for a specific period of time were disregarded. We describe these matters below under “—Default, Remedies and Waiver of Default.”

If the conditions described above are satisfied with respect to the debt securities of any series, we will not need to obtain the approval of the holders of those debt securities in order to merge or consolidate or to sell our assets. Also, these conditions will apply only if we wish to merge or consolidate with another entity or sell all or substantially all of our assets to another entity. We will not need to satisfy these conditions if we enter into other types of transactions, including any transaction in which we acquire the stock or assets of another entity, any transaction that involves a change of control of SunEdison, Inc. but in which we do not merge or consolidate and any transaction in which we sell less than substantially all our assets.

If we sell all or substantially all of our assets, we will be released from all our liabilities and obligations under the debt securities of any series and the indenture with respect to that series.

Subordination Provisions

Holders of subordinated debt securities should recognize that contractual provisions in the subordinated debt indenture may prohibit us from making payments on those securities. Subordinated debt securities are subordinate and junior in right of payment, to the extent and in the manner stated in the subordinated debt indenture, to all of our senior debt, as defined in the subordinated debt indenture, including all debt securities we have issued and will issue under the senior debt indenture.

The subordinated debt indenture defines “senior debt” as:

•	our indebtedness under or in respect of our credit agreement, whether for principal, interest (including interest accruing after the filing of a petition initiating any proceeding pursuant to any bankruptcy law, whether or not the claim for such interest is allowed as a claim in such proceeding), capital lease obligations, deferred purchase price of property obligations, reimbursement obligations, fees, commissions, expenses, indemnities, dividends, hedging obligations or other amounts; and

•	any other indebtedness permitted under the terms of that indenture, unless the instrument under which such indebtedness is incurred expressly provides that it is on a parity with or subordinated in right of payment to the subordinated debt securities.

Notwithstanding the foregoing, “senior debt” will not include: (i) equity interests; (ii) any liability for taxes; (iii) any trade payables; (iv) any indebtedness subordinated or junior to other indebtedness or other obligation; or (v) any indebtedness incurred in violation of the subordinated debt indenture.

We may modify the subordination provisions, including the definition of senior debt, with respect to one or more series of subordinated debt securities. Such modifications will be set forth in the applicable prospectus supplement.

The subordinated debt indenture provides that, unless all principal of and any premium or interest on the senior debt has been paid in full, no payment or other distribution may be made in respect of any subordinated debt securities in the following circumstances:

•	in the event of any insolvency or bankruptcy proceedings, or any receivership, liquidation, reorganization, assignment for creditors or other similar proceedings or events involving us or our assets;

•	(a) in the event and during the continuation of any default in the payment of principal, premium or interest on any senior debt beyond any applicable grace period or (b) in the event that any event of default with respect to any senior debt has occurred and is continuing, permitting the holders of that senior debt (or a trustee) to accelerate the maturity of that senior debt, whether or not the maturity is in fact accelerated (unless, in the case of (a) or (b), the payment default or event of default has been cured or waived or ceased to exist and any related acceleration has been rescinded) or (c) in the event that any judicial proceeding is pending with respect to a payment default or event of default described in (a) or (b); or

•	in the event that any subordinated debt securities have been declared due and payable before their stated maturity.

If the trustee under the subordinated debt indenture or any holders of the subordinated debt securities receive any payment or distribution that is prohibited under the subordination provisions, then the trustee or the holders will have to repay that money to the holders of the senior debt.

Even if the subordination provisions prevent us from making any payment when due on the subordinated debt securities of any series, we will be in default on our obligations under that series if we do not make the payment when due. This means that the trustee under the subordinated debt indenture and the holders of that series can take action against us, but they will not receive any money until the claims of the holders of senior debt have been fully satisfied.

The subordinated debt indenture allows the holders of senior debt to obtain a court order requiring us and any holder of subordinated debt securities to comply with the subordination provisions.

Defeasance, Covenant Defeasance and Satisfaction and Discharge

When we use the term defeasance, we mean discharge from some or all of our obligations under the indenture. If we deposit with the trustee funds or government securities, or if so provided in the applicable prospectus supplement, obligations other than government securities, sufficient to make payments on any series of debt securities on the dates those payments are due and payable and other specified conditions are satisfied, then, at our option, either of the following will occur:

•	we will be discharged from our obligations with respect to the debt securities of such series and all obligations of the guarantors, if any, of such debt securities will also be discharged with respect to the guarantee of such debt securities (“legal defeasance”); or

•	we will be discharged from any covenants we make in the applicable indenture for the benefit of such series and the related events of default will no longer apply to us (“covenant defeasance”).

If we defease any series of debt securities, the holders of such securities will not be entitled to the benefits of the indenture, except for our obligations to register the transfer or exchange of such securities, replace stolen, lost or mutilated securities or maintain paying agencies and hold moneys for payment in trust. In case of covenant defeasance, our obligation to pay principal, premium and interest on the applicable series of debt securities will also survive.

We will be required to deliver to the trustee an opinion of counsel that the deposit and related defeasance would not cause the holders of the applicable series of debt securities to recognize gain or loss for federal income tax purposes. If we elect legal defeasance, that opinion of counsel must be based upon a ruling from the United States Internal Revenue Service or a change in law to that effect.

Upon the effectiveness of defeasance with respect to any series of guaranteed debt securities, the guarantor of the debt securities of such series shall be automatically and unconditionally released and discharged from all of its obligations under its guarantee of the debt securities of such series and all of its other obligations under the applicable indenture in respect of the debt securities of that series, without any action by the Company, the guarantor or the trustee and without the consent of the holders of any debt securities.

In addition, we may satisfy and discharge all our obligations under the indenture with respect to debt securities of any series, other than our obligation to register the transfer of and exchange debt securities of that series, provided that we either:

•	deliver all outstanding debt securities of that series to the trustee for cancellation; or

•	all such debt securities not so delivered for cancellation have either become due and payable or will become due and payable at their stated maturity within one year or are to be called for redemption within one year, and in the case of this bullet point, we have deposited with the trustee in trust an amount of cash sufficient to pay the entire indebtedness of such debt securities, including interest to the stated maturity or applicable redemption date.

Default, Remedies and Waiver of Default

Unless otherwise specified in the applicable prospectus supplement, when we refer to an event of default with respect to any series of debt securities, we mean any of the following:

•	we do not pay the principal or any premium on any debt security of that series when due at its stated maturity, upon optional redemption, upon required purchase, upon declaration of acceleration or otherwise;

•	we do not pay interest on any debt security of that series within 30 days after the due date;

•	we fail to comply with our obligations under the merger covenant;

•	we fail to comply for 60 days after notice with the other agreements contained in the indenture. The notice must be sent by the trustee or the holders of at least 25% in principal amount of the relevant series of debt securities;

•	we file for bankruptcy or other events of bankruptcy, insolvency or reorganization relating to the Company occur; or

•	if the applicable prospectus supplement states that any additional event of default applies to the series, that event of default occurs.

We may change, eliminate, or add to the events of default with respect to any particular series or any particular debt security or debt securities within a series, as indicated in the applicable prospectus supplement.

If you are the holder of a subordinated debt security, all the remedies available upon the occurrence of an event of default under the subordinated debt indenture will be subject to the restrictions on the subordinated debt securities described above under “—Subordination Provisions.”

Except as otherwise specified in the applicable prospectus supplement, if an event of default has occurred with respect to any series of debt securities and has not been cured or waived, the trustee or the holders of not less than 25% in principal amount of all debt securities of that series then outstanding may declare the entire principal amount of the debt securities of that series to be due immediately. Except as otherwise specified in the applicable prospectus supplement, if the event of default occurs because of events in bankruptcy, insolvency or reorganization relating to the Company, the entire principal amount of the debt securities of that series will be automatically accelerated, without any action by the trustee or any holder.

Each of the situations described above may result in an acceleration of the stated maturity of the affected series of debt securities. Except as otherwise specified in the applicable prospectus supplement, if the stated maturity of any series is accelerated and a judgment for payment has not yet been obtained, the holders of a majority in principal amount of the debt securities of that series may cancel the acceleration for the entire series.

If an event of default occurs, the trustee will have special duties. In that situation, the trustee will be obligated to use those of its rights and powers under the relevant indenture, and to use the same degree of care and skill in doing so, that a prudent person would use in that situation in conducting his or her own affairs.

Except as described in the prior paragraph, the trustee is not required to take any action under the relevant indenture at the request of any holders unless the holders offer the trustee protection satisfactory to it from loss, liability or expense. These majority holders may also direct the trustee in performing any other action under the relevant indenture with respect to the debt securities of that series.

Except as otherwise specified in the applicable prospectus supplement, before a holder may take steps to enforce its rights or protect its interests relating to any debt security, all of the following must occur:

•	the holder must give the trustee written notice that an event of default has occurred with respect to the debt securities of the series, and the event of default must not have been cured or waived;

•	the holders of at least 25% in principal amount of all debt securities of the series must request that the trustee take action because of the default, and they or other holders must offer to the trustee indemnity reasonably satisfactory to the trustee against the cost and other liabilities of taking that action;

•	the trustee must not have taken action for 60 days after the above steps have been taken; and

•	during those 60 days, the holders of a majority in principal amount of the debt securities of the series must not have given the trustee directions that are inconsistent with such request.

Book-entry and other indirect owners should consult their banks or brokers for information on how to give notice or direction to or make a request of the trustee and how to declare or cancel an acceleration of the maturity.

Waiver of Default. Except as otherwise specified in the applicable prospectus supplement, the holders of a majority in principal amount of the debt securities of any series may by notice to the trustee waive an existing default and its consequences for all debt securities of that series except (i) a default in the payment of the principal of or interest on a debt security (ii) a default arising from the failure to redeem or purchase any debt security when required pursuant to the indenture or (iii) a default in respect of a provision that under the indenture cannot be amended without the consent of each securityholder affected. If a waiver occurs, the default is deemed cured, but no such waiver shall extend to any subsequent or other default or impair any consequent right.

Annual Information about Defaults to the Trustee. We will furnish each trustee every year a certificate indicating whether the signers thereof know of any default that occurred in the previous year.

Modifications and Waivers

Changes Requiring Each Holder’s Approval. Except as otherwise specified in the applicable prospectus supplement, we, along with the guarantors, if any, and the trustee, may amend the indentures or the debt securities with the written consent of the holders of at least a majority in principal amount of the debt securities then outstanding. However, without the consent of each securityholder affected thereby, an amendment or waiver may not, except as otherwise specified in the applicable prospectus supplement:

•	reduce the amount of debt securities whose holders must consent to an amendment;

•	reduce the rate of, or extend the time for payment of, the interest on any debt security;

•	reduce the principal of or change the stated maturity on any debt security;

•	reduce the amount payable upon redemption of any debt security or change the time at which any debt security may be redeemed as described in the applicable indenture;

•	permit redemption of a debt security if not previously permitted;

•	change the currency of any payment on a debt security;

•	impair the right of any holder of a debt security to receive payment of principal of and interest on such holder’s debt security on or after the due dates thereof or to institute suit for the enforcement of any payment on or with respect to such holder’s debt security;

•	change the amendment provisions which require each holder’s consent or in the waiver provisions;

•	change the ranking or priority of any debt security that would adversely affect the securityholders; or

•	change or release, other than in accordance with the indenture, any subsidiary guaranty that would adversely affect the securityholders.

Changes Not Requiring Approval. We, along with the guarantors, if any, and the trustee, may amend the indentures or the debt securities without notice to or consent of any securityholder:

•	to cure any ambiguity, omission, defect or inconsistency;

•	to provide for the assumption by a successor corporation of the obligations of the Company or any guarantor under the indenture;

•	to provide for uncertificated debt securities in addition to or in place of certificated debt securities (provided that the uncertificated debt securities are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated debt securities are described in Section 163(f)(2)(B) of the Code);

•	to add guarantees with respect to the debt securities, including any subsidiary guaranties, or to secure the debt securities;

•	to add to the covenants of the Company or any guarantor for the benefit of the holders of the debt securities or to surrender any right or power conferred upon the Company or any guarantor;

•	to make any change that does not adversely affect the rights of any holder of the debt securities;

•	to comply with any requirement of the SEC in connection with the qualification of the indenture under the Trust Indenture Act of 1939, as amended; or

•	to make any amendment to the provisions of the indenture relating to the transfer and legending of debt securities; provided, however, that (a) compliance with the indenture as so amended would not result in debt securities being transferred in violation of the Securities Act or any other applicable securities law and (b) such amendment does not materially and adversely affect the rights of holders to transfer debt securities.

Modification of Subordination Provisions. We may not amend the indenture related to subordinated debt securities to alter the subordination of any outstanding subordinated debt securities without the written consent of each holder of senior debt then outstanding who would be adversely affected (or the group or representative thereof authorized or required to consent thereto pursuant to the instrument creating or evidencing, or pursuant to which there is outstanding, such senior debt). In addition, we may not modify the subordination provisions of the indenture related to subordinated debt securities in a manner that would adversely affect the subordinated debt securities of any one or more series then outstanding in any material respect, without the consent of the holders of a majority in aggregate principal amount of all affected series then outstanding, voting together as one class (and also of any affected series that by its terms is entitled to vote separately as a series, as described below).

Book-entry and other indirect owners should consult their banks or brokers for information on how approval may be granted or denied if we seek to change an indenture or any debt securities or request a waiver.

Changes Requiring Majority Approval. Any other change to a particular indenture and the debt securities issued under that indenture would require the following approval:

•	if the change affects only particular debt securities within a series issued under the applicable indenture, it must be approved by the holders of a majority in principal amount of such particular debt securities; or

•	if the change affects debt securities of more than one series issued under the applicable indenture, it must be approved by the holders of a majority in principal amount of all debt securities of all such series affected by the change, with all such affected debt securities voting together as one class for this purpose and such affected debt securities of any series potentially comprising fewer than all debt securities of such series, in each case, except as may otherwise be provided pursuant to such indenture for all or any particular debt securities of any series. This means that modification of terms with respect to certain securities of a series could be effectuated without obtaining the consent of the holders of a majority in principal amount of other securities of such series that are not affected by such modification.

Special Rules for Action by Holders

Only holders of outstanding debt securities of the applicable series will be eligible to take any action under the applicable indenture, such as giving a notice of default, declaring an acceleration, approving any change or waiver or giving the trustee an instruction with respect to debt securities of that series. Also, we will count only outstanding debt securities in determining whether the various percentage requirements for taking action have been met. Any debt securities owned by us or any of our affiliates or surrendered for cancellation or for payment or redemption of which money has been set aside in trust are not deemed to be outstanding. Any required approval or waiver must be given by written consent.

In some situations, we may follow special rules in calculating the principal amount of debt securities that are to be treated as outstanding for the purposes described above. This may happen, for example, if the principal amount is payable in a non-U.S. dollar currency, increases over time or is not to be fixed until maturity.

We will generally be entitled to set any day as a record date for the purpose of determining the holders that are entitled to take action under either indenture. In certain limited circumstances, only the trustee will be entitled to set a record date for action by holders. If we or the trustee sets a record date for an approval or other action to be taken by holders, that vote or action may be taken only by persons or entities who are holders on the record date and must be taken during the period that we specify for this purpose, or that the trustee specifies if it sets the record date. We or the trustee, as applicable, may shorten or lengthen this period from time to time. This period, however, may not extend beyond the 180th day after the record date for the action. In addition, record dates for any global debt security may be set in accordance with procedures established by the depositary from time to time. Accordingly, record dates for global debt securities may differ from those for other debt securities.

Form, Exchange and Transfer

If any debt securities cease to be issued in registered global form, they will be issued only in fully registered form, without interest coupons and, unless we indicate otherwise in the applicable prospectus supplement, in denominations of $1,000 and integral multiples of $1,000.

Holders may exchange their debt securities for debt securities of smaller denominations or combined into fewer debt securities of larger denominations, as long as the total principal amount is not changed. Holders may not exchange debt securities for securities of a different series or having different terms, unless permitted by the terms of that series and described in the applicable prospectus supplement.

Holders may exchange or transfer their debt securities at the office of the trustee. They may also replace lost, stolen, destroyed or mutilated debt securities at that office. We have appointed the trustee to act as our agent for registering debt securities in the names of holders and transferring and replacing debt securities. We may appoint another entity to perform these functions or perform them ourselves.

Holders will not be required to pay a service charge to transfer or exchange their debt securities, but they may be required to pay for any tax or other governmental charge associated with the exchange or transfer. The transfer or exchange, and any replacement, will be made only if our transfer agent is satisfied with the holder’s proof of legal ownership. The transfer agent may require an indemnity before replacing any debt securities.

If we have designated additional transfer agents for a debt security, they will be named in the applicable prospectus supplement. We may appoint additional transfer agents or cancel the appointment of any particular transfer agent. We may also approve a change in the office through which any transfer agent acts.

If the debt securities of any series are redeemable and we redeem less than all those debt securities, we may block the transfer or exchange of those debt securities during the period beginning 15 days before the day we mail the notice of redemption and ending on the day of that mailing, in order to freeze the list of holders to prepare the mailing. We may also refuse to register transfers of or exchange any debt security selected for redemption, except that we will continue to permit transfers and exchanges of the unredeemed portion of any debt security being partially redeemed.

If a debt security is issued as a global debt security, only DTC or other depositary will be entitled to transfer and exchange the debt security as described in this subsection, since the depositary will be the sole holder of the debt security.

The rules for exchange described above apply to exchange of debt securities for other debt securities of the same series and kind. If a debt security is convertible, exercisable or exchangeable into or for a different kind of security, such as one that we have not issued, or for other property, the rules governing that type of conversion, exercise or exchange will be described in the applicable prospectus supplement.

Payments

We will pay interest, principal and other amounts payable with respect to the debt securities of any series to the holders of record of those debt securities as of the record dates and otherwise in the manner specified below or in the prospectus supplement for that series.

We will make payments on a global debt security in accordance with the applicable policies of the depositary as in effect from time to time. Under those policies, we will pay directly to the depositary, or its nominee, and not to any indirect owners who own beneficial interests in the global debt security. An indirect owner’s right to receive those payments will be governed by the rules and practices of the depositary and its participants.

We will make payments on a debt security in non-global, registered form as follows. We will pay interest that is due on an interest payment date by check mailed on the interest payment date to the holder at his or her address shown on the trustee’s records as of the close of business on the regular record date. We will make all other payments by check at the paying agent described below, against surrender of the debt security. All payments by check will be made in next-day funds—i.e., funds that become available on the day after the check is cashed.

Alternatively, if a non-global debt security has a face amount of at least $1,000,000 and the holder asks us to do so, we will pay any amount that becomes due on the debt security by wire transfer of immediately available funds to an account at a bank in New York City, on the due date. To request wire payment, the holder must give the paying agent appropriate wire transfer instructions at least five business days before the requested wire payment is due. In the case of any interest payment due on an interest payment date, the instructions must be given by the person or entity who is the holder on the relevant regular record date. In the case of any other payment, payment will be made only after the debt security is surrendered to the paying agent. Any wire instructions, once properly given, will remain in effect unless and until new instructions are given in the manner described above.

Book-entry and other indirect owners should consult their banks or brokers for information on how they will receive payments on their debt securities.

Regardless of who acts as paying agent, all money paid by us to a paying agent that remains unclaimed at the end of two years after the amount is due to a holder will be repaid to us. After that two-year period, the holder may look only to us for payment and not to the trustee, any other paying agent or anyone else.

Guarantees

The debt securities of any series may be guaranteed by some or all of the guarantors. However, the applicable indenture governing the debt securities will not require that some or all the guarantors guarantee any series of debt securities. As a result, a series of debt securities may or may not have any guarantors.

If SunEdison, Inc. issues a series of guaranteed debt securities, a description of some of the terms of guarantees of those debt securities will be set forth in the applicable prospectus supplement. Unless otherwise provided in the prospectus supplement relating to a series of guaranteed debt securities, a guarantor of the debt securities of such series will unconditionally guarantee the due and punctual payment of the principal of, and premium, if any, and interest, if any, on each debt security of such series, all in accordance with the terms of such debt securities and the applicable indenture.

Notwithstanding the foregoing, unless otherwise provided in the prospectus supplement relating to a series of guaranteed debt securities, the applicable indenture will contain provisions to the effect that the obligations of a guarantor under its guarantees and such indenture shall be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of the guarantor, result in the obligations of the guarantor under such guarantee and such indenture not constituting a fraudulent conveyance or fraudulent transfer under applicable law. However, there can be no assurance that, notwithstanding such limitation, a court would not determine that a guarantee constituted a fraudulent conveyance or fraudulent transfer under applicable law. If that were to occur, the court could void a guarantor’s obligations under that guarantee, subordinate that guarantee to other debt and other liabilities of the guarantor or take other action detrimental to holders of the debt securities of the applicable series, including directing the holders to return any payments received from the guarantor.

Unless otherwise provided in the prospectus supplement relating to a series of guaranteed debt securities, the applicable indenture will (i) provide that, upon the sale or disposition (by merger or otherwise) of a guarantor, (x) if the transferee is not an affiliate of SunEdison, Inc., the guarantor will automatically be released from all obligations under its guarantee of such debt securities or (y) otherwise, the transferee (if other than SunEdison,

Inc.) will assume the guarantor’s obligations under its guarantee of such debt securities and (ii) permit us to cause the guarantee of such debt securities to be released at any time if we satisfy such conditions, if any, as are specified in the prospectus supplement for such debt securities.

The applicable prospectus supplement relating to any series of guaranteed debt securities will specify other terms of the applicable guarantees.

If the applicable prospectus supplement relating to a series of our senior debt securities provides that those senior debt securities will have the benefit of a guarantee by the guarantor, unless otherwise provided in the applicable prospectus supplement, each such guarantee will be the unsubordinated and unsecured obligation of the guarantor and will rank equally in right of payment with all of the unsecured and unsubordinated indebtedness of the guarantor.

Any guarantee of any debt securities will be effectively subordinated to all existing and future secured indebtedness of the guarantors, including any secured guarantees of other Company debt, to the extent of the value of the collateral securing that indebtedness. Consequently, in the event of a bankruptcy, or similar proceeding with respect to the guarantor that has provided a guarantee of any debt securities, the holders of the guarantor’s secured indebtedness will be entitled to proceed directly against the collateral that secures that secured indebtedness and such collateral will not be available for satisfaction of any amount owed by the guarantor under its unsecured indebtedness, including its guarantees of any debt securities, until that secured debt is satisfied in full. Unless otherwise provided in the applicable prospectus supplement, the indenture will not limit the ability of the guarantor to incur secured indebtedness.

If the applicable prospectus supplement relating to a series of our subordinated debt securities provides that those subordinated debt securities will have the benefit of a guarantee by the guarantor, unless otherwise provided in the applicable prospectus supplement, each such guarantee will be the subordinated and unsecured obligation of the guarantor and, in addition to being effectively subordinated to secured debt of the guarantor, will be subordinated in right of payment to all of the guarantor’s existing and future senior indebtedness, including any guarantee of the senior debt securities, to the same extent and in the same manner as the subordinated debt securities are subordinated to our senior debt. See “—Subordination Provisions” above.

Paying Agents

We may appoint one or more financial institutions to act as our paying agents, at whose designated offices debt securities in non-global entry form may be surrendered for payment at their maturity. We call each of those offices a paying agent. We may add, replace or terminate paying agents from time to time. We may also choose to act as our own paying agent. We will specify in the applicable prospectus supplement for each debt security the initial location of each paying agent for that debt security. We must notify the trustee of changes in the paying agents.

Notices

Notices to be given to holders of a global debt security will be given only to the depositary in accordance with its applicable policies as in effect from time to time. Notices to be given to holders of debt securities not in global form will be sent by mail to the respective addresses of the holders as they appear in the trustee’s records, and will be deemed given when mailed. Neither the failure to give any notice to a particular holder, nor any defect in a notice given to a particular holder, will affect the sufficiency of any notice given to another holder.

Book-entry and other indirect owners should consult their banks or brokers for information on how they will receive notices.

Our Relationship With the Trustee

The prospectus supplement for any debt security will describe any material relationships we may have with the trustee with respect to that debt security.

The same financial institution may initially serve as the trustee for our senior debt securities and subordinated debt securities. Consequently, if an actual or potential event of default occurs with respect to any of these securities, the trustee may be considered to have a conflicting interest for purposes of the Trust Indenture Act of 1939, as amended. In that case, the trustee may be required to resign under one or more of the indentures and we would be required to appoint a successor trustee. For this purpose, a “potential” event of default means an event that would be an event of default if the requirements for giving us default notice or for the default having to exist for a specific period of time were disregarded.

DESCRIPTION OF OUR CAPITAL STOCK

The following is a general description of the terms and provisions of our capital stock and is based upon our amended and restated certificate of incorporation (“certificate of incorporation”), our amended and restated bylaws (“bylaws”), and applicable provisions of law, in each case as currently in effect on the date of this prospectus. The following description is only a summary of the material provisions of our capital stock, the certificate of incorporation and bylaws and does not purport to be complete and is qualified in its entirety by reference to the provisions of the certificate of incorporation and bylaws. Our certificate of incorporation and bylaws have been filed as exhibits to the registration statement of which this prospectus is a part and are incorporated by reference into this prospectus. See “Where You Can Find More Information.” We urge you to read the certificate of incorporation and bylaws because those documents, not this description, define your rights as holders of our common equity.

Preferred Stock

General

The following is a description of general terms and provisions of our preferred stock. As of the date of this prospectus, we have no preferred stock outstanding.

We are authorized to issue up to 50,000,000 shares of preferred stock, $.01 par value per share.

Subject to limitations prescribed by law, the preferred stock may be issued, if so determined by the board of directors of the Company, either as a class without series or from time to time in one or more series and with such designation for such class or each such series as shall be stated and expressed in the resolution or resolutions providing for the issue of such class or each such series adopted by our board of directors.

Our board of directors in any such resolution or resolutions is expressly authorized to state and express for such class or each such series:

•	voting rights, if any, including, without limitation, the authority to confer multiple votes per share, voting rights as to specified matters or issues or, subject to the provisions of the certificate of incorporation, voting rights to be exercised either together with the holders of common stock as a single class, or independently as a separate class;

•	the rate per annum and the times at and conditions upon which the holders of shares of such class or series shall be entitled to receive dividends, the conditions and dates upon which such dividends shall be payable and whether such dividends shall be cumulative or noncumulative, and, if cumulative, the terms upon which such dividends shall be cumulative;

•	redemption, repurchase, retirement and sinking fund rights, preferences and limitations, if any, the amount payable on shares of such class or series in the event of such redemption, repurchase or retirement, the terms and conditions of any sinking fund, the manner of creating such fund or funds and whether any of the foregoing shall be cumulative or noncumulative;

•	the rights to which the holders of the shares of such class or series shall be entitled upon any voluntary or involuntary liquidation, dissolution or winding up of the Company;

•	the terms, if any, upon which the shares of such class or series shall be convertible into or exchangeable for shares of stock of any other class or classes or of any other series of the same or any other class or classes, including the price or prices or the rate or rates of conversion or exchange and the terms of adjustment, if any; and

•	any other designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof so far as they are not inconsistent with the provisions of the certificate of incorporation and to the full extent permitted by the laws of the State of Delaware.

All shares of preferred stock, if issued as a class without series, or all shares of the preferred stock of any one series, if issued in series, shall be identical to each other in all respects and shall entitle the holders thereof to the same rights and privileges, except that shares of any one series issued at different times may differ as to the dates from which dividends thereon, if cumulative, shall be cumulative.

The preferred stock, when issued, will be fully paid and nonassessable.

Common Stock

General

Our certificate of incorporation authorizes us to issue 300,000,000 shares of common stock, $.01 par value per share. The number of shares of our common stock outstanding at August 5, 2013 was 231,959,911.

Dividends

Subject to the preferences applicable to any outstanding shares of preferred stock, the holders of shares of our common stock are entitled to receive ratably any dividends or distributions declared by our board of directors out of the funds legally available for that purpose.

Liquidation

In the event of liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, each holder of shares of our common stock will be entitled to share ratably in any assets of the Company remaining after the payment of our debts and the expenses of liquidation, subject to the preferences applicable to any outstanding shares of our preferred stock.

Other

The holders of shares of our common stock have no preemptive or preferential rights of subscription to any shares of any class of capital stock of the Company or any securities convertible into or exchangeable for shares of any class of capital stock of the Company. All issued and outstanding shares of our common stock are validly issued, fully paid and nonassessable and any shares of our common stock to be issued pursuant to this prospectus will be fully paid and nonassessable.

Transfer Agent

The transfer agent and registrar for our common stock is Computershare Investor Services LLC.

Voting Rights

Our common stock is entitled to one vote on each matter submitted to a vote at a meeting of holders for each share of our common stock held of record by such holder as of the record date for such meeting.

Except as otherwise required by law, the certificate of incorporation, or any preferred stock designation, holders of common stock are not entitled to vote on any amendment to the certificate of incorporation or any preferred stock designation that relates solely to the terms of one or more outstanding series of preferred stock if the holders of such affected series of preferred stock are entitled to vote thereon pursuant to the certificate of incorporation, any preferred stock designation, or the Delaware General Corporation Law (“DGCL”).

Delaware Anti-Takeover Law; No Super-Majority Approval

Section 203 of the DGCL applies to us. Under certain circumstances, Section 203 limits the ability of an interested stockholder to effect various business combinations with the Company for a three-year period following the time that such stockholder becomes an interested stockholder. For purposes of Section 203, a “business combination” is broadly defined to include mergers, asset sales and other transactions resulting in a financial benefit to the interested stockholder. An “interested stockholder” is a person who, together with affiliates and associates, owns, or within the immediately preceding three years did own, 15% or more of our voting stock.

An interested stockholder may not engage in a business combination transaction with the Company within the three-year period unless:

•	before the stockholder became an interested stockholder, our board of directors approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•	upon consummation of the transaction in which the stockholder became an interested stockholder, the interested stockholder owned at least 85% of our voting stock (excluding shares owned by officers, directors or certain employee stock purchase plans); or

•	at or subsequent to such time the business combination is approved by our board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

Board Size; Director Election and Removal

Our certificate of incorporation provides that the board of directors shall consist of not less than five and not more than 15 persons, the exact number of directors to be set forth in, or in the manner provided in, the by-laws of the Company and shall be fixed from time to time pursuant to a resolution adopted by a majority of the whole board of directors. Until the election of directors at the 2016 annual meeting of stockholders, our board of directors shall be divided into three classes, designated Class I, Class II and Class III, each of which shall consist, as nearly as possible, of one-third of the total number of directors constituting our entire board of directors. Except as set forth below, each class of directors shall be elected to a three-year term and the terms of each class shall be staggered so that only one class of directors is elected at each annual meeting of stockholders. At each annual meeting of stockholders beginning in 2014, successors to the class of directors whose terms expire at such annual meeting shall be elected for one-year terms expiring at the next succeeding annual meeting of stockholders. Beginning with the 2016 annual meeting of stockholders, our board of directors shall cease to be classified and our entire board of directors shall be subject to election at each annual meeting of stockholders. A director shall hold office until the annual meeting for the year in which his term expires and until his successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office.

Newly created directorships resulting from any increase in the authorized number of directors or vacancies in the board of directors are filled by a majority vote of the directors then in office. Any director appointed in accordance with the preceding sentence shall hold office (1) if appointed prior to the 2016 annual meeting of stockholders, for a term that shall coincide with the remaining term of that class in which the new directorship was created or the vacancy exists; or (2) if appointed at or following the 2016 annual meeting of stockholders, for a term expiring at the next annual meeting of stockholders, and in each case, shall serve until such director’s successor shall have been elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office.

Members of the board may be removed from office at any time, with or without cause, by the affirmative vote of holders of a majority of the shares then entitled to vote at an election of directors.

Stockholder Meetings; Written Consent

Stockholders are entitled to take action by written consent if the consent is signed by the holders of all the outstanding stock entitled to vote on such action. Special meetings of the stockholders may be called by a majority of the holders of the common stock of the Corporation or by a majority of the Board of Directors or by the Chairman of the Board.

Amendment of Bylaws

Our board of directors has the power, without assent or vote of the stockholders, to make, alter, amend, change, add to or repeal the bylaws of the Company, or any of them, upon a vote of a majority of the total number of directors.

Director Indemnification

The Company’s directors shall not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. If the DGCL is amended to permit further elimination or limitation of the personal liability of the directors, then the liability of the Company’s directors shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

Listing of our Common Stock

Our common stock is listed on the NYSE under the trading symbol “SUNE.”

DESCRIPTION OF DEPOSITARY SHARES

The following description of the depositary shares and the terms of the deposit agreement is a summary. It summarizes only those aspects of the depositary shares and those portions of the deposit agreement that we believe will be most important to your decision to invest in our depositary shares. You should keep in mind, however, that it is the deposit agreement, and not this summary, which defines your rights as a holder of depositary shares. There may be other provisions in the deposit agreement that are also important to you. You should read the deposit agreement for a full description of the terms of the depositary shares.

The particular terms of the depositary shares offered by any prospectus supplement and the extent to which the general provisions described below may apply to such depositary shares will be outlined in the applicable prospectus supplement.

General

We may choose to offer from time to time fractional interests in our debt securities and shares of our common stock or preferred stock. If we do so, we will issue fractional interests in our debt securities, common stock or preferred stock, as the case may be, in the form of depositary shares. Each depositary share would represent a fractional interest in a security of a particular series of debt securities, a fraction of a share of common stock or a fraction of a share of a particular series of preferred stock, as the case may be, and would be evidenced by a depositary receipt.

We will deposit the debt securities or shares of common stock or preferred stock represented by depositary shares under a deposit agreement between us and a depositary which we will name in the applicable prospectus supplement. Subject to the terms of the deposit agreement, as an owner of a depositary share you will be entitled, in proportion to the applicable fraction of a debt security or share of common stock or preferred stock represented by the depositary share, to all the rights and preferences of the debt security, common stock or preferred stock, as the case may be, represented by the depositary share, including, as the case may be, interest, dividend, voting, conversion, redemption, sinking fund, repayment at maturity, subscription and liquidation rights.

Interest, Dividends and Other Distributions

The depositary will distribute all payments of interest, cash dividends or other cash distributions received in respect of the debt securities, common stock or preferred stock, as the case may be, in proportion to the numbers of the depositary shares owned by the applicable holders on the relevant record date. The depositary will distribute only an amount, however, that can be distributed without attributing to any holder of depositary shares a fraction of one cent, and any balance not so distributed will be added to and treated as part of the next sum received by the depositary for distribution to record holders of depositary shares.

If there is a non-cash distribution, the depositary will distribute property received by it to the record holders of depositary shares entitled to it, unless the depositary determines that it is not feasible to make the distribution. If this happens, the depositary may, with our approval, sell the property and distribute the net sale proceeds to the holders. The deposit agreement will also contain provisions relating to the manner in which any subscription or similar rights that we offer to holders of the preferred stock will be made available to the holders of depositary shares.

Redemption of Depositary Shares

If we redeem a debt security, common stock or a series of preferred stock represented by depositary shares, the depositary shares will be redeemed from the redemption proceeds received by the depositary. The depositary will mail notice of redemption not less than 30, and not more than 60, days before the date fixed for redemption to the record holders of the depositary shares to be redeemed at their addresses appearing in the depositary’s books. The redemption price for each depositary share will be equal to the applicable fraction of the redemption price for each debt security or share of common stock or preferred stock, as the case may be, payable in relation to the redeemed series of debt securities, common stock or preferred stock. Whenever we redeem debt securities or shares of common stock or preferred stock held by the depositary, the depositary will redeem as of the same redemption date the number of depositary shares representing, as the case may be, fractional interests in the debt securities or shares of common stock or preferred stock redeemed. If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot, proportionately or by any other equitable method as the depositary may determine.

After the date fixed for redemption, the depositary shares called for redemption will no longer be considered outstanding and all rights of the holders of the depositary shares will cease, except the right to receive the cash, securities or other property payable upon the redemption and any cash, securities or other property to which the holders of the redeemed depositary shares were entitled upon surrender to the depositary of the depositary receipts evidencing the depositary shares.

The amount distributed in any of the foregoing cases will be reduced by any amount required to be withheld by us or the depositary on account of any taxes.

Exercise of Rights under the Indentures or Voting the Common Stock or Preferred Stock

Upon receipt of notice of any meeting at which you are entitled to vote, or of any request for instructions or directions from you as holder of fractional interests in debt securities, common stock or preferred stock, the depositary will mail to you the information contained in that notice. Each record holder of the depositary shares on the record date will be entitled to instruct the depositary how to give instructions or directions with respect to the debt securities represented by that holder’s depositary shares or how to vote the amount of the common stock or preferred stock represented by that holder’s depositary shares. The record date for the depositary shares will be the same date as the record date for the debt securities, common stock or preferred stock, as the case may be. The depositary will endeavor, to the extent practicable, to give instructions or directions with respect to the debt securities or to vote the amount of the common stock or preferred stock, as the case may be, represented by the depositary shares in accordance with those instructions. We will agree to take all reasonable action which the depositary may deem necessary to enable the depositary to do so. The depositary will abstain from giving instructions or directions with respect to your fractional interests in the debt securities or voting shares of the common stock or preferred stock, as the case may be, if it does not receive specific instructions from you.

Amendment and Termination of the Deposit Agreement

We may enter into an agreement with the depositary at any time to amend the form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement. However, the holders of a majority of the depositary shares must approve any amendment which materially and adversely alters the rights of the existing holders of depositary shares. We or the depositary may terminate the deposit agreement only if (a) all outstanding depositary shares issued under the agreement have been redeemed or (b) a final distribution in connection with any liquidation, dissolution or winding up has been made to the holders of the depositary shares.

Resignation and Removal of Depositary

The depositary may resign at any time by delivering to us notice of its election to resign, and we may at any time remove the depositary. Any resignation or removal will take effect when a successor depositary has been appointed and has accepted the appointment. Such appointment must occur within 60 days after delivery of the notice of resignation or removal. The successor depositary must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

Miscellaneous

The depositary will forward all reports and communications from us which are delivered to the depositary and which we are required or otherwise determine to furnish to holders of debt securities, common stock or preferred stock, as the case may be.

We and the depositary will not be liable under the deposit agreement to you other than for our gross negligence, willful misconduct or bad faith. Neither we nor the depositary will be liable if we or the depositary is prevented or delayed by law or any circumstance beyond its control in performing its obligations under the deposit agreement. Our and the depositary’s obligations under the deposit agreement will be limited to performance in good faith of our respective duties under the agreement. We and the depositary will not be obligated to prosecute or defend any legal proceedings relating to any depositary shares, debt securities, common stock or preferred stock, as the case may be, unless a satisfactory indemnity is furnished. We and the depositary may rely upon written advice of counsel or accountants, or upon information provided by persons presenting debt securities or shares of common stock or preferred stock, as the case may be, for deposit, you or other persons believed to be competent and on documents which we and the depositary believe to be genuine.

DESCRIPTION OF WARRANTS

The following description of the warrants and terms of the warrant agreement is a summary. It summarizes only those aspects of the warrants and those portions of the warrant agreement which we believe will be most important to your decision to invest in our warrants. You should keep in mind, however, that it is the warrant agreement and the warrant certificate relating to the warrants, and not this summary, which defines your rights as a warrantholder. There may be other provisions in the warrant agreement and the warrant certificate relating to the warrants which are also important to you. You should read these documents for a full description of the terms of the warrants.

General

We may issue warrants to purchase debt or equity securities. We may issue warrants independently or together with any offered securities. The warrants may be attached to or separate from those offered securities. We will issue the warrants under warrant agreements to be entered into between us and a bank or trust company, as warrant agent, all as described in the applicable prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

The prospectus supplement relating to any warrants that we may offer will contain the specific terms of the warrants. These terms may include, but are not limited to, the following:

•	the title of the warrants;

•	the designation, amount and terms of the securities for which the warrants are exercisable;

•	the designation and terms of the other securities, if any, with which the warrants are to be issued and the number of warrants issued with each other security;

•	the price or prices at which the warrants will be issued;

•	the aggregate number of warrants;

•	any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;

•	the price or prices at which the securities purchasable upon exercise of the warrants may be purchased;

•	the terms of any mandatory or optional redemption provisions relating to the warrants;

•	the terms of any right we have to accelerate the exercise of the warrants upon the occurrence of certain events;

•	if the warrants will be sold with any other securities, the date, if any, on and after which those warrants and any other securities will be transferable;

•	the identity of the warrant agent;

•	if applicable, the date on and after which the warrants and the securities purchasable upon exercise of the warrants will be separately transferable;

•	if applicable, a discussion of the material United States federal income tax considerations applicable to the exercise of the warrants;

•	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants;

•	the date on which the right to exercise the warrants will commence, and the date on which the right will expire;

•	the maximum or minimum number of warrants which may be exercised at any time; and

•	information with respect to book-entry procedures, if any.

Exercise of Warrants

Each warrant will entitle the holder of warrants to purchase for cash the amount of debt or equity securities, at the exercise price stated or determinable in the prospectus supplement for the warrants. Warrants may be exercised at any time up to the close of business on the expiration date shown in the prospectus supplement relating to the warrants, unless otherwise specified in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void. Warrants may be exercised as described in the prospectus supplement relating to the warrants. When the warrant holder makes the payment and properly completes and signs the warrant certificate at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement, we will, as soon as possible, forward the debt or equity securities that the warrant holder has purchased. If the warrant holder exercises the warrant for less than all of the warrants represented by the warrant certificate, we will issue a new warrant certificate for the remaining warrants.

DESCRIPTION OF PURCHASE CONTRACTS AND PURCHASE UNITS

We may issue from time to time purchase contracts, including contracts obligating holders to purchase from us and obligating us to sell to the holders, debt securities, shares of common stock or preferred stock, or other securities that may be sold under this prospectus at a future date or dates, as the case may be. The consideration payable upon settlement of the purchase contracts, as well as the principal amount of debt securities or number of shares of common stock, preferred stock or other securities deliverable upon settlement, may be fixed at the time the purchase contracts are issued or may be determined by a formula set forth in the purchase contracts. The purchase contracts may be issued separately or as part of units consisting of a purchase contract and other securities or obligations issued by us, in each case, securing the holders’ obligations to purchase the relevant securities under the purchase contracts. The purchase contracts may require us to make periodic payments to the holders of the purchase contracts or units or vice versa, and such payments may be unsecured or prefunded on some basis. The purchase contracts may require holders to secure their obligations under the purchase contracts in a specified manner and, in certain circumstances, we may deliver newly issued prepaid purchase contracts, often known as prepaid securities, upon release to a holder of any collateral securing such holder’s obligations under the original purchase contract.

The applicable prospectus supplement will describe the terms of any purchase contracts or purchase units and, if applicable, prepaid securities. The description in the prospectus supplement will not necessarily be complete and will be qualified in its entirety by reference to the purchase contracts, and, if applicable, collateral arrangements and depositary arrangements, relating to the purchase contracts or purchase units and, if applicable, the prepaid securities and the document pursuant to which the prepaid securities will be issued.

DESCRIPTION OF UNITS

We may issue from time to time units comprised of one or more of the other securities that may be offered under this prospectus, in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately at any time, or at any time before a specified date.

Any applicable prospectus supplement will describe:

•	the material terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any material provisions relating to the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

•	any material provisions of the governing unit agreement that differ from those described above.

DESCRIPTION OF SUBSCRIPTION RIGHTS

This section describes the general terms of the subscription rights to purchase common stock or other securities that we may offer to stockholders using this prospectus. The following description is only a summary and does not purport to be complete. You must look at the applicable forms of subscription agent agreement and subscription certificate for a full understanding of all terms of any series of subscription rights. The forms of the subscription agent agreement and the subscription certificate will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part.

Subscription rights may be issued independently or together with any other security and may or may not be transferable. As part of the rights offering, we may enter into a standby underwriting or other arrangement under which the underwriters or any other person would purchase any securities that are not purchased in such rights offering. If we issue subscription rights, they may be governed by a separate subscription agent agreement that we will sign with a bank or trust company, as rights agent, that will be named in the applicable prospectus supplement. The rights agent will act solely as our agent and will not assume any obligation to any holders of rights certificates or beneficial owners of rights.

In general, a right entitles the holder to purchase for cash a specific number of shares of common stock or other securities at a specified exercise price. The rights are normally issued to stockholders as of a specific record date, may be exercised only for a limited period of time and become void following the expiration of such period. If we determine to issue subscription rights, we will accompany this prospectus with a prospectus supplement that will describe, among other things:

•	the record date for stockholders entitled to receive the rights;

•	the number of shares of common stock or other securities that may be purchased upon exercise of each right;

•	the exercise price of the rights;

•	whether the rights are transferable;

•	the period during which the rights may be exercised and when they will expire;

•	the steps required to exercise the rights;

•	the price, if any, for the subscription rights;

•	the number of subscription rights issued;

•	the terms of the shares of common stock or shares of preferred stock or depositary shares;

•	the extent to which the subscription rights are transferable;

•	if applicable, the material terms of any standby underwriting or other arrangement entered into by us in connection with the offering of subscription rights;

•	the other terms of the subscription rights, including the terms, procedures and limitations relating to the exercise of the subscription rights;

•	whether the rights include “oversubscription rights” so that the holder may purchase more securities if other holders do not purchase their full allotments;

•	whether we intend to sell the shares of common stock or other securities that are not purchased in the rights offering to an underwriter or other purchaser under a contractual “standby” commitment or other arrangement; and

•	any applicable United States federal income tax considerations.

If fewer than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

PLAN OF DISTRIBUTION

We may sell any series of debt securities, common stock, preferred stock, depository shares, warrants, purchase contracts and units being offered directly to one or more purchasers, through agents, to or through underwriters or dealers, or through a combination of any such methods of sale. The distribution of the securities may be effected from time to time in one or more transactions at fixed prices, which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. We may offer and sell securities from time to time to certain of our pension plans. The prospectus supplement will set forth the terms of the offering, including the names of any underwriters, dealers or agents, the purchase price of such securities and the proceeds to us from such sale, any underwriting discounts and commissions or agency fees and other items constituting underwriters’ or agents’ compensation, any initial public offering price and any discounts or concessions allowed or paid to dealers or any securities exchange on which such securities may be listed. Any initial public offering price, discounts or concessions allowed or paid to dealers may be changed from time to time.

Any discounts, concessions or commissions received by underwriters or agents and any profits on the resale of securities by them may be deemed to be underwriting discounts and commissions under the Securities Act. Unless otherwise set forth in the applicable prospectus supplement, the obligations of underwriters to purchase the offered securities will be subject to certain conditions precedent, and such underwriters will be obligated to purchase all such securities, if any are purchased. Unless otherwise indicated in the applicable prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third parties may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of securities, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of securities. The third parties in such sale transactions will be underwriters and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment).

We may also sell securities upon the exercise of rights that may be distributed to security holders.

Under certain circumstances, we may repurchase offered securities and reoffer them to the public as set forth above. We may also arrange for repurchase and resale of such offered securities by dealers.

We may also offer and sell securities, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more firms referred to as remarketing firms, acting as principals for their own accounts or as our agents. Any remarketing firm will be identified and the terms of its agreement, if any, with us and its compensation will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters under the Securities Act in connection with the securities they remarket.

We may authorize underwriters, dealers or other persons acting as agents for them to solicit offers by certain institutions to purchase securities from us pursuant to contracts providing for payment and delivery on a future date. Institutions with which such contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but in all cases we must approve such institutions. The obligations of any purchaser under any such contract will be subject to the conditions that the purchase of the offered securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which such purchaser is subject. The underwriters and such other agents will not have any responsibility in respect of the validity or performance of such contracts.

In connection with the offering of securities, we may grant to the underwriters an option to purchase additional securities to cover over-allotments at the initial public offering price, with an additional underwriting commission, as may be set forth in the accompanying prospectus supplement. If we grant any over-allotment option, the terms of such over-allotment option will be set forth in the prospectus supplement for such securities.

The securities may be a new issue of securities that have no established trading market. Any underwriters to whom securities are sold for public offering and sale may make a market in such securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. Such securities may or may not be listed on a national securities exchange. No assurance can be given as to the liquidity of or the existence of trading markets for any securities.

We may indemnify agents, underwriters, dealers and remarketing firms against certain liabilities, including liabilities under the Securities Act, or our agents, underwriters, dealers and remarketing firms may be entitled to contribution with respect to payments that such parties may be required to make in respect thereof. Our agents, underwriters, dealers and remarketing firms, or their affiliates, may be customers of, engage in transactions with or perform other services for us, in the ordinary course of business.

Any underwriter may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short-covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

LEGAL MATTERS

Kirkland & Ellis LLP (a partnership that includes professional corporations), Chicago, Illinois, will issue an opinion about certain legal matters with respect to the securities offered hereby. Any underwriters or agents will be advised about other issues relating to any offering by counsel named in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of SunEdison, Inc. (formerly known as MEMC Electronic Materials, Inc.) as of December 31, 2012 and 2011, and for each of the years in the three-year period ended December 31, 2012, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2012, have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. To the extent that KPMG LLP audits and reports on financial statements of SunEdison, Inc. issued at future dates, and consents to the use of its report thereon, such financial statements also will be incorporated by reference in the registration statement in reliance upon its report and said authority. The report covering the December 31, 2012 consolidated financial statements refers to Note 2 to the consolidated financial statements, that the Company changed its method of accounting for multiple deliverable arrangements as of January 1, 2011 due to the adoption of Accounting Standards Update 2009-13, Multiple-Deliverable Revenue Arrangements (an amendment to FASB Accounting Standards Codification Topic 605-25).

SunEdison, Inc.

Debt Securities

Common Stock

Preferred Stock

Depositary Shares

Warrants

Purchase Contracts

Units

Subscription Rights

PROSPECTUS

The date of this prospectus is September 9, 2013.

You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized anyone to provide you with different information. You should not assume that the information contained or incorporated by reference in this prospectus is accurate as of any date other than the date of this prospectus. We are not making an offer of these securities in any state where the offer is not permitted.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following is a statement of the estimated expenses, to be paid solely by SunEdison, in connection with the issuance and distribution of the securities being registered hereby:

Securities and Exchange Commission registration fee	$	*
FINRA filing fee		N/A
Printing expense		(1)
Accounting fees and expense		(1)
Legal fees and expense		(1)
Trustee’s fees and expenses		(1)
Miscellaneous expenses		(1)

Total		$(1)

*	Deferred in reliance on Rule 456(b) and Rule 457(r).
(1)	The estimated amounts of fees and expenses to be incurred in connection with any offering of securities pursuant to this registration statement will be determined from time to time and reflected in the applicable prospectus supplement.

Item 15. Indemnification of Directors and Officers.

The following summaries are qualified in their entirety by reference to the complete text of any statutes referred to below and the certificate of incorporation and the bylaws or similar organizational documents of the Company or any applicable guarantor of securities.

Delaware Law

SunEdison, Inc. (the “Company”), and registrants EnFlex Corporation (“EnFlex”), SunEdison Holdings Corporation (“SunEdison Holdings”), SunEdison International, Inc. (“SunEdison International”), MEMC Pasadena, Inc. (“MEMC Pasadena”) and Fotowatio Renewable Ventures, Inc. (“FRV”) are all incorporated under the laws of the State of Delaware.

Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for payments for unlawful dividends or unlawful stock repurchases or redemptions, or (iv) for any transaction from which the director derived an improper personal benefit. The Company’s Amended and Restated Certificate of Incorporation contains such a provision.

Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the operation—a “derivative action”), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys’ fees) incurred in connection with defense or settlement of such action, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The Company’s Amended and Restated Certificate of Incorporation contains such a provision.

Pursuant to the Amended Certificate of Incorporation of EnFlex, Enflex is authorized, to the fullest extent permitted by Delaware law, to indemnify its directors, officers, employees and other agents, in excess of the indemnification and advancement otherwise permitted by Section 145 of the Delaware General Corporation Law, subject only to limits created by applicable Delaware law, with respect to actions for breach of duty to a corporation, its stockholders and others.

Pursuant to the Certificates of Incorporation of SunEdison Holdings and FRV, SunEdison Holdings and FRV shall, to the full extent permitted by Section 145 of the Delaware General Corporation Law indemnify all persons whom it may indemnify pursuant thereto.

Pursuant to the Certificates of Incorporation of SunEdison International and MEMC Pasadena, the companies shall indemnify any person who was or is a party or is threatened to be made a party to any action, suit or proceeding (other than an action by or in the right of the company) by reason of the fact that such person is or was a director, officer, employee or agent of the company, to the full extent authorized or permitted by law.

The Company has entered into indemnification agreements with substantially all of its executive officers and directors. These agreements require the Company to indemnify these individuals to the fullest extent permitted under Delaware law against liabilities that may arise by reason of their service to the Company, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified. In the case of any proceeding by or in the right of the Company to procure a judgment in its favor by reason of the fact that the such individuals were acting in service to the Company, no indemnification shall be made in respect of any proceeding as to which such individuals shall have been adjudged to be liable to the Company unless, and only to the extent that, the competent court determines that such individual is entitled to indemnity.

The Company has in effect a directors and officers liability insurance policy providing insurance for the directors and officers of the Company against certain liabilities asserted against them or incurred by them, including liabilities under the Securities Act of 1933 and the Securities Exchange Act of 1934. The Company pays the entire premium of this policy.

NVT, LLC (“NVT”), Sun Edison LLC (“Sun LLC”), SunEdison Canada, LLC (“Sun Canada LLC”) and SunEdison International, LLC (“Sun International LLC”) are each organized as a limited liability company under the laws of the State of Delaware. Section 18-108 of the Delaware Limited Liability Company Act provides that, subject to specified standards and restrictions, if any, as are set forth in the limited liability company agreement, a limited liability company shall have the power to indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever.

Pursuant to the Second Amended and Restated Operating Agreement of NVT, NVT shall indemnify and hold harmless its Manager from and against any and all claims and demands whatsoever. In all other respects the business and affairs of NVT shall be governed by the provisions of the Delaware Limited Liability Company Act.

Pursuant to the Limited Liability Company Agreement of Sun LLC, Sun LLC shall indemnify, defend and hold harmless its Board of Managers, its Member(s), officers, employees and agents to the fullest extent permissible under Delaware law.

Pursuant to the Amended and Restated Operating Agreement of Sun Canada LLC, Sun Canada LLC shall indemnify and hold harmless its Manager from and against any and all claims and demands whatsoever. In all other respects, the business and affairs of Sun Canada LLC shall be governed by the provisions of the Delaware Limited Liability Company Act.

Pursuant to the Amended and Restated Operating Agreement of Sun International LLC, Sun International LLC shall indemnify and hold harmless its Manager from and against any and all claims and demands whatsoever. In all other respects, the business and affairs of Sun International LLC shall be governed by the provisions of the Delaware Limited Liability Company Act.

California Law

Solaicx is incorporated under the laws of the State of California. Subject to certain limitations, Section 317 of the California Corporations Code provides in part that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any proceeding (other than an action by or in the right of the corporation to procure a judgment in its favor) by reason of the fact that the person is or was an agent (which term includes officers and directors) of the corporation, against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with the proceeding if that person acted in good faith and in a manner the person reasonably believed to be in the best interests of the corporation and, in the case of a criminal proceeding, had no reasonable cause to believe the conduct of the person was unlawful.

The California indemnification statute, as provided in Section 317 of the California Corporations Code, is nonexclusive and allows a corporation to expand the scope of indemnification provided, whether by provisions in its bylaws or by agreement, to the extent authorized in the corporation’s articles.

The Amended and Restated Articles of Incorporation of Solaicx authorize Solaicx to provide indemnification of agents (as defined in Section 317 of the California Corporations Code) in excess of indemnification otherwise permitted by Section 317 of the California Corporations Code, subject only to the applicable limits set forth in Section 204 of the California Corporations Code, with respect to actions for breach of duty to this corporation and its shareholders.

Item 16. Exhibits.

Reference is made to the attached Exhibit Index which is incorporated in this Item 16 by reference.

Item 17. Undertakings.

(a)	Each of the undersigned registrants hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrants pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)	Each prospectus filed by the registrants pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)	That, for the purpose of determining liability of the registrants under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrants undertake that in a primary offering of securities of the undersigned registrants pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrants will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrants relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrants or used or referred to by the undersigned registrants;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrants or their securities provided by or on behalf of the undersigned registrants; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrants to the purchaser.

(b)	Each of the undersigned registrants hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of such annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	If the securities being registered are offered to existing security holders pursuant to warrants or subscription rights and any securities not taken by security holders are to be reoffered to the public, each undersigned registrant hereby undertakes to supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus or applicable prospectus supplement, a post-effective amendment will be filed to set forth the terms of such offering.

(d)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrants pursuant to the provisions referred to in Item 15, or otherwise, each of the registrants has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by such registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, such registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(e)	Each of the undersigned registrants hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act of 1939 in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Trust Indenture Act of 1939.

SIGNATURES AND POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Peters, State of Missouri, on September 9, 2013.

SUNEDISON, INC.

By:	/s/ Ahmad R. Chatila
Ahmad R. Chatila
President and Chief Executive Officer

KNOW ALL PEOPLE BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Brian Wuebbels and Martin H. Truong or each of them, severally, as his/her attorney-in-fact and agent, with full power of substitution and resubstitution, for him/her and in his/her name, place, and stead, in any and all capacities, to sign any and all post-effective amendments to this registration statement, and to file the same with all exhibits hereto, and all other documents in connection herewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and any of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents, or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Ahmad R. Chatila Ahmad R. Chatila	President, Chief Executive Officer (Principal Executive Officer) and Director	September 9, 2013

/s/ Brian Wuebbels Brian Wuebbels	Executive Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	September 9, 2013

/s/ Antonio R. Alvarez Antonio R. Alvarez	Director	September 9, 2013

/s/ Peter Blackmore Peter Blackmore	Director	September 9, 2013

/s/ Emmanuel Hernandez Emmanuel Hernandez	Chairman of the Board of Directors	September 9, 2013

/s/ Steven Tesoriere Steven Tesoriere	Director	September 9, 2013

/s/ Marshall C. Turner Marshall C. Turner	Director	September 9, 2013

/s/ James B. Williams James B. Williams	Director	September 9, 2013

/s/ Randy H. Zwirn Randy H. Zwirn	Director	September 9, 2013

SIGNATURES AND POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Peters, State of Missouri, on September 9, 2013.

ENFLEX CORPORATION

By:	/s/ Carlos Domenech
Name: Carlos Domenech Title: President

KNOW ALL PEOPLE BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Martin H. Truong, as his/her attorney-in-fact and agent, with full power of substitution and resubstitution, for him/her and in his/her name, place, and stead, in any and all capacities, to sign any and all post-effective amendments to this registration statement, and to file the same with all exhibits hereto, and all other documents in connection herewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and any of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents, or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Carlos Domenech Carlos Domenech	President (Principal Executive Officer) and Director	September 9, 2013

/s/ Sujay Parikh Sujay Parikh	Vice President, Secretary and Director	September 9, 2013

/s/ R. Phelps Morris R. Phelps Morris	Principal Financial Officer and Principal Accounting Officer	September 9, 2013

/s/ Michael Belko Michael Belko	Director	September 9, 2013

/s/ Attila Toth Attila Toth	Director	September 9, 2013

/s/ Marco Fioravanti Marco Fioravanti	Director	September 9, 2013

SIGNATURES AND POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Peters, State of Missouri, on September 9, 2013.

FOTOWATIO RENEWABLE VENTURES, INC.

By:	/s/ Timothy Derrick
Name: Timothy Derrick Title: President

KNOW ALL PEOPLE BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Martin H. Truong, as his/her attorney-in-fact and agent, with full power of substitution and resubstitution, for him/her and in his/her name, place, and stead, in any and all capacities, to sign any and all post-effective amendments to this registration statement, and to file the same with all exhibits hereto, and all other documents in connection herewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and any of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents, or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Timothy Derrick Timothy Derrick	President (Principal Executive Officer) and Director	September 9, 2013

/s/ R. Phelps Morris R. Phelps Morris	Treasurer (Principal Financial and Accounting Officer)	September 9, 2013

/s/ Karleen Stern Karleen Stern	Director	September 9, 2013

SIGNATURES AND POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Peters, State of Missouri, on September 9, 2013.

SUNEDISON HOLDINGS CORPORATION

By:	/s/ Brian Wuebbels
Name: Brian Wuebbels Title: President

KNOW ALL PEOPLE BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Martin H. Truong, as his/her attorney-in-fact and agent, with full power of substitution and resubstitution, for him/her and in his/her name, place, and stead, in any and all capacities, to sign any and all post-effective amendments to this registration statement, and to file the same with all exhibits hereto, and all other documents in connection herewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and any of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents, or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Brian Wuebbels Brian Wuebbels	President and Chairman of the Board (Principal Executive Officer and Principal Financial Officer) and Director	September 9, 2013

/s/ Martin Truong Martin Truong	Secretary and Director	September 9, 2013

/s/ R. Phelps Morris R. Phelps Morris	Treasurer (Principal Accounting Officer)	September 9, 2013

SIGNATURES AND POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Peters, State of Missouri, on September 9, 2013.

SUNEDISON INTERNATIONAL, INC.

By:	/s/ Martin Truong
Name: Martin Truong Title: General Counsel and Secretary

KNOW ALL PEOPLE BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Martin H. Truong, as his/her attorney-in-fact and agent, with full power of substitution and resubstitution, for him/her and in his/her name, place, and stead, in any and all capacities, to sign any and all post-effective amendments to this registration statement, and to file the same with all exhibits hereto, and all other documents in connection herewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and any of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents, or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Brian Wuebbels Brian Wuebbels	President, Chairman (Principal Executive Officer, Principal Financial and Accounting Officer) and Director	September 9, 2013

/s/ Martin Truong Martin Truong	Secretary and Director	September 9, 2013

SIGNATURES AND POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Peters, State of Missouri, on September 9, 2013.

MEMC PASADENA, INC.

By:	/s/ Robin Prokop
Name: Robin Prokop Title: Chief Operating Officer

KNOW ALL PEOPLE BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Martin H. Truong, as his/her attorney-in-fact and agent, with full power of substitution and resubstitution, for him/her and in his/her name, place, and stead, in any and all capacities, to sign any and all post-effective amendments to this registration statement, and to file the same with all exhibits hereto, and all other documents in connection herewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and any of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents, or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Robin Prokop Robin Prokop	Chief Operating Officer (Principal Executive Officer) and Director	September 9, 2013

/s/ Brian Wuebbels Brian Wuebbels	Chief Financial Officer (Principal Financial Officer) and Director	September 9, 2013

/s/ Jeremy Avenier Jeremy Avenier	Principal Accounting Officer	September 9, 2013

/s/ Martin Truong Martin Truong	Secretary and Director	September 9, 2013

SIGNATURES AND POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Peters, State of Missouri, on September 9, 2013.

NVT, LLC By: SunEdison Contracting, LLC
By: Sun Edison LLC

By:	/s/ Martin Truong
Name: Martin Truong Title: General Counsel and Secretary

KNOW ALL PEOPLE BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Martin H. Truong, as his/her attorney-in-fact and agent, with full power of substitution and resubstitution, for him/her and in his/her name, place, and stead, in any and all capacities, to sign any and all post-effective amendments to this registration statement, and to file the same with all exhibits hereto, and all other documents in connection herewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and any of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents, or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Carlos Domenech Carlos Domenech	Principal Executive Officer	September 9, 2013

/s/ Manavendra Sial Manavendra Sial	Principal Financial and Accounting Officer	September 9, 2013

SIGNATURES AND POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Peters, State of Missouri, on September 9, 2013.

SOLAICX

By:	/s/ Brian Wuebbels
Name: Brian Wuebbels Title: President

KNOW ALL PEOPLE BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Martin H. Truong, as his/her attorney-in-fact and agent, with full power of substitution and resubstitution, for him/her and in his/her name, place, and stead, in any and all capacities, to sign any and all post-effective amendments to this registration statement, and to file the same with all exhibits hereto, and all other documents in connection herewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and any of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents, or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Brian Wuebbels Brian Wuebbels	President (Principal Executive Officer) and Director	September 9, 2013

/s/ R. Phelps Morris R. Phelps Morris	Treasurer (Principal Financial and Accounting Officer)	September 9, 2013

/s/ Martin Truong Martin Truong	Director	September 9, 2013

SIGNATURES AND POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Peters, State of Missouri, on September 9, 2013.

SUN EDISON LLC

By:	/s/ Martin Truong
Name: Martin Truong Title: General Counsel and Secretary

KNOW ALL PEOPLE BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Martin H. Truong, as his/her attorney-in-fact and agent, with full power of substitution and resubstitution, for him/her and in his/her name, place, and stead, in any and all capacities, to sign any and all post-effective amendments to this registration statement, and to file the same with all exhibits hereto, and all other documents in connection herewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and any of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents, or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Brian Wuebbels Brian Wuebbels	Principal Executive Officer and Manager	September 9, 2013

/s/ Manavendra Sial Manavendra Sial	Principal Financial and Accounting Officer	September 9, 2013

/s/ Martin Truong Martin Truong	General Counsel, Secretary and Manager	September 9, 2013

SIGNATURES AND POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Peters, State of Missouri, on September 9, 2013.

SUNEDISON CANADA, LLC By: Sun Edison LLC

By:	/s/ Martin Truong
Name: Martin Truong Title: General Counsel and Secretary

KNOW ALL PEOPLE BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Martin H. Truong, as his/her attorney-in-fact and agent, with full power of substitution and resubstitution, for him/her and in his/her name, place, and stead, in any and all capacities, to sign any and all post-effective amendments to this registration statement, and to file the same with all exhibits hereto, and all other documents in connection herewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and any of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents, or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Carlos Domenech Carlos Domenech	Principal Executive Officer	September 9, 2013

/s/ Manavendra Sial Manavendra Sial	Principal Financial and Accounting Officer	September 9, 2013

SIGNATURES AND POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Peters, State of Missouri, on September 9, 2013.

SUNEDISON INTERNATIONAL, LLC By: Sun Edison LLC

By:	/s/ Martin Truong
Name: Martin Truong Title: General Counsel and Secretary

KNOW ALL PEOPLE BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Martin H. Truong, as his/her attorney-in-fact and agent, with full power of substitution and resubstitution, for him/her and in his/her name, place, and stead, in any and all capacities, to sign any and all post-effective amendments to this registration statement, and to file the same with all exhibits hereto, and all other documents in connection herewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and any of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents, or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Carlos Domenech Carlos Domenech	President (Principal Executive Officer)	September 9, 2013

/s/ Manavendra Sial Manavendra Sial	Principal Financial and Accounting Officer	September 9, 2013

SCHEDULE OF EXHIBITS

1.1*	Form of Underwriting Agreement.

3.1	Amended and Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K, filed on June 5, 2013, File No. 001-13828).

3.2	Amended and Restated By-Laws of the Company (incorporated by reference to Exhibit 3.3 to the Company’s Current Report on Form 8-K, filed on June 5, 2013, File No. 001-13828).

3.3	Amended Certificate of Incorporation of EnFlex Corporation, as further amended (incorporated by reference to Exhibit 3.5 to the Company’s Registration Statement on Form S-4, filed on August 9, 2011, File No. 333-176188).

3.4	Bylaws of EnFlex Corporation (incorporated by reference to Exhibit 3.6 to the Company’s Registration Statement on Form S-4, filed on August 9, 2011, File No. 333-176188).

3.5	Certificate of Formation of NVT, LLC (incorporated by reference to Exhibit 3.14 to the Company’s Registration Statement on Form S-4, filed on August 9, 2011, File No. 333-176188).

3.6	Second Amended and Restated Operating Agreement of NVT, LLC (incorporated by reference to Exhibit 3.15 to the Company’s Registration Statement on Form S-4, filed on August 9, 2011, File No. 333-176188).

3.7.1	Certificate of Incorporation of SunEdison Holdings Corporation (f/k/a MEMC Holdings Corporation) (incorporated by reference to Exhibit 3.7 to the Company’s Registration Statement on Form S-4, filed on August 9, 2011, File No. 333-176188).

3.7.2**	Certificate of Amendment of Certificate of Incorporation of SunEdison Holdings Corporation.

3.8	Bylaws of SunEdison Holdings Corporation (f/k/a MEMC Holdings Corporation), as amended (incorporated by reference to Exhibit 3.8 to the Company’s Registration Statement on Form S-4, filed on August 9, 2011, File No. 333-176188).

3.9.1	Certificate of Incorporation of SunEdison International, Inc. (f/k/a MEMC International, Inc.) (incorporated by reference to Exhibit 3.9 to the Company’s Registration Statement on Form S-4, filed on August 9, 2011, File No. 333-176188).

3.9.2**	Certificate of Amendment of Certificate of Incorporation of SunEdison International, Inc.

3.10	Bylaws of SunEdison International, Inc. (f/k/a MEMC International, Inc.) (incorporated by reference to Exhibit 3.10 to the Company’s Registration Statement on Form S-4, filed on August 9, 2011, File No. 333-176188).

3.11.1	Certificate of Incorporation of MEMC Pasadena, Inc., (incorporated by reference to Exhibit 3.11 to the Company’s Registration Statement on Form S-4, filed on August 9, 2011, File No. 333-176188).

3.11.2	Certificate of Amendment of Certificate of Incorporation of MEMC Pasadena, Inc. (incorporated by reference to Exhibit 3.12 to the Company’s Registration Statement on Form S-4, filed on August 9, 2011, File No. 333-176188).

3.12	Bylaws of MEMC Pasadena, Inc., as amended (incorporated by reference to Exhibit 3.13 to the Company’s Registration Statement on Form S-4, filed on August 9, 2011, File No. 333-176188).

3.13	Amended and Restated Articles of Incorporation of Solaicx (incorporated by reference to Exhibit 3.16 to the Company’s Registration Statement on Form S-4, filed on August 9, 2011, File No. 333-176188).

3.14	Amended and Restated Bylaws of Solaicx (incorporated by reference to Exhibit 3.17 to the Company’s Registration Statement on Form S-4, filed on August 9, 2011, File No. 333-176188).

E-1

3.15.1**	Certificate of Incorporation of Fotowatio Renewable Ventures, Inc.

3.15.2**	Certificate of Amendment of Certificate of Incorporation of Fotowatio Renewable Ventures, Inc.

3.16**	Bylaws of Fotowatio Renewable Ventures, Inc.

3.17.1	Certificate of Formation of Sun Edison LLC. (incorporated by reference to Exhibit 3.18 to the Company’s Registration Statement on Form S-4, filed on August 9, 2011, File No. 333-176188).

3.17.2	Certificate of Amendment of Certificate of Formation of Sun Edison LLC (incorporated by reference to Exhibit 3.19 to the Company’s Registration Statement on Form S-4, filed on August 9, 2011, File No. 333-176188).

3.18	Limited Liability Company Agreement of Sun Edison LLC (incorporated by reference to Exhibit 3.20 to the Company’s Registration Statement on Form S-4, filed on August 9, 2011, File No. 333-176188).

3.19	Certificate of Formation of SunEdison Canada, LLC (incorporated by reference to Exhibit 3.21 to the Company’s Registration Statement on Form S-4, filed on August 9, 2011, File No. 333-176188).

3.20	Amended and Restated Operating Agreement of SunEdison Canada, LLC (incorporated by reference to Exhibit 3.22 to the Company’s Registration Statement on Form S-4, filed on August 9, 2011, File No. 333-176188).

3.21.1	Certificate of Formation of SunEdison International, LLC (incorporated by reference to Exhibit 3.23 to the Company’s Registration Statement on Form S-4, filed on August 9, 2011, File No. 333-176188).

3.21.2	Certificate of Amendment of Certificate of Formation of SunEdison International, LLC (incorporated by reference to Exhibit 3.24 to the Company’s Registration Statement on Form S-4, filed on August 9, 2011, File No. 333-176188).

3.22	Amended and Restated Operating Agreement of SunEdison International, LLC (incorporated by reference to Exhibit 3.25 to the Company’s Registration Statement on Form S-4, filed on August 9, 2011, File No. 333-176188).

4.1**	Form of Indenture for Senior Debt Securities among SunEdison, Inc., the guarantors named therein and U.S. Bank National Association, as trustee.

4.2*	Form of Senior Debt Securities.

4.3**	Form of Indenture for Subordinated Debt Securities among SunEdison, Inc., the guarantors named therein, and U.S. Bank National Association, as trustee.

4.4*	Form of Subordinated Debt Securities.

4.5	Form of Indenture for Senior Notes due 2019 (including the forms of notes), dated March 10, 2011, by and among SunEdison, Inc. (f/k/a MEMC Electronic Materials, Inc.), the subsidiary guarantors named therein and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K, filed on March 10, 2011, File No. 001-13828).

4.6*	Form of Warrant Agreement(s) (including form of Warrant Certificate(s)).

4.7*	Form of Deposit Agreement (including form of Depositary Receipt).

4.8*	Form of Purchase Contract (including form of Purchase Contract certificate) and, if applicable, Pledge Agreement.

4.9*	Form of Unit Agreement (including form of Unit Certificate).

4.10*	Form of Certificate of Designation.

5.1**	Opinion of Kirkland & Ellis LLP

E-2

12.1**	Statements re Computation of Ratios.

23.1**	Consent of KPMG LLP, Independent Registered Public Accounting Firm.

23.2**	Consent of KPMG LLP, Independent Registered Public Accounting Firm.

23.3**	Consent of Kirkland & Ellis LLP (included in Exhibit 5.1).

24.1**	Powers of Attorney (included in signature pages).

25.1**	Statement of Eligibility under the Trust Indenture Act of 1939 of U.S. Bank National Association, as Trustee for the form of senior indenture for the Senior Debt Securities.

25.2**	Statement of Eligibility under the Trust Indenture Act of 1939 of U.S. Bank National Association, as Trustee for the form of subordinated indenture for the Subordinated Debt Securities.

25.3**	Statement of Eligibility under the Trust Indenture Act of 1939 of U.S. Bank National Association, as Trustee for the indenture for Senior Notes due 2019.

*	To be filed by amendment or as an exhibit to a report filed pursuant to Section 13(a) or 15(d) under the Exchange Act.
**	Indicates documents filed herewith.

E-3